                                                                    EXHIBIT 4.16



                             PARTICIPATION AGREEMENT

                          Dated as of December 8, 1998



                            Entered Into By and Among

                 WEATHERFORD ENTERRA COMPRESSION COMPANY, L.P.,
                                   as Lessee,

                               ABN AMRO BANK N.V.,
                      not individually, except as expressly
                 set forth herein, but as Administrative Agent,
                         Arranger and Syndication Agent,

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                              The Lessors Listed on
                                Schedule I Hereto

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I         Definitions................................................................................  1.

ARTICLE II        Purchase and Lease of Equipment............................................................  2.
         Section 2.1  Fundings; Payment of Purchase Price and Capitalized
                          Transaction Costs..................................................................  2.
         Section 2.2  Application of Funds; Sale and Lease of Equipment......................................  3.
         Section 2.3  Time and Place of Delivery Dates.......................................................  3.
         Section 2.4 Arrangement Fee.........................................................................  3.
         Section 2.5  Commitment Fee.........................................................................  4.

ARTICLE III       Conditions to Delivery Date Closings.......................................................  4.
         Section 3.1  Delivery Date Notice...................................................................  4.
         Section 3.2  Appraisals.............................................................................  4.
         Section 3.3  Participation Agreement................................................................  5.
         Section 3.4  Lease..................................................................................  5.
         Section 3.5  Lease Supplement.......................................................................  5.
         Section 3.6  Financial Reports......................................................................  5.
         Section 3.7  Financing Statements...................................................................  5.
         Section 3.8 Guaranty................................................................................  5.
         Section 3.9  Transaction Costs; Fees................................................................  5.
         Section 3.10  Opinions of Counsel...................................................................  6.
         Section 3.11  Corporate Status and Proceedings......................................................  6.
         Section 3.12  Consents and Approvals................................................................  6.
         Section 3.13  Payment of Impositions................................................................  6.
         Section 3.14  Search Reports........................................................................  6.
         Section 3.15  Insurance.............................................................................  6.
         Section 3.16  Proceedings Satisfactory, Etc.........................................................  7.
         Section 3.17  Absence of Material Adverse Effect....................................................  7.
         Section 3.18  Representations and Warranties True; Absence of Defaults..............................  7.
         Section 3.19 Legal Requirements.....................................................................  7.
         Section 3.20 Bills of Sale..........................................................................  7.
         Section 3.21 Title..................................................................................  7.

ARTICLE IV        General Provisions.........................................................................  7.
         Section 4.1  Nature of Transaction..................................................................  7.
         Section 4.2  Replacements...........................................................................  8.

ARTICLE V         Representations and Warranties.............................................................  8.
         Section 5.1  Representations and Warranties of Lessee...............................................  8.

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
         Section 5.2  Representations and Warranties of Lessors.............................................  13.
         Section 5.3  Representations and Warranties of Administrative Agent................................  14.

ARTICLE VI        Covenants.................................................................................  15.
         Section 6.1 Affirmative Covenants of Lessee........................................................  15.
         Section 6.2  Negative Covenants of Lessee..........................................................  18.
         Section 6.3  Covenants of Agents and Lessors.......................................................  20.

ARTICLE VII  General Indemnities............................................................................  20.
         Section 7.1  Indemnity.............................................................................  20.
         Section 7.2  Excessive Use Indemnity...............................................................  21.
         Section 7.3  Increased Capital Costs...............................................................  21.
         Section 7.4  LIBO Rate Unlawful....................................................................  22.
         Section 7.5  Funding Losses........................................................................  22.
         Section 7.6  Actions of Affected Lessors...........................................................  23.

ARTICLE VIII  General Tax Indemnity.........................................................................  23.
         Section 8.1  General Tax Indemnity.................................................................  23.
         Section 8.2  Contest...............................................................................  24.
         Section 8.3  Gross Up..............................................................................  25.
         Section 8.4  Tax Returns...........................................................................  25.
         Section 8.5  Withholding Tax Exemption.............................................................  26.

ARTICLE IX  Administrative Agent............................................................................  27.
         Section 9.1  Appointment of Administrative Agent; Powers and
                          Authorization to Take Certain Actions.............................................  27.
         Section 9.2  Reliance..............................................................................  28.
         Section 9.3  Action Upon Instructions Generally....................................................  28.
         Section 9.4  Indemnification.......................................................................  29.
         Section 9.5  Independent Credit Investigation......................................................  29.
         Section 9.6  Refusal to Act........................................................................  30.
         Section 9.7  Resignation of Administrative Agent; Appointment of Successor.........................  30.
         Section 9.8  Separate Administrative Agent.........................................................  30.
         Section 9.9  Termination of Agency.................................................................  31.
         Section 9.10  Compensation of Agency...............................................................  31.
         Section 9.11  Limitations..........................................................................  31.

ARTICLE X         Amendments to Operative Agreements........................................................  32.
         Section 10.1  Amendments to Operative Agreements With Consent of Lessors...........................  32.
         Section 10.2  Amendments to Operative Agreements Affecting
                            Administrative Agent............................................................  33.



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
ARTICLE XI        Miscellaneous.............................................................................  33.
         Section 11.1  Survival of Covenants................................................................  33.
         Section 11.2  APPLICABLE LAW.......................................................................  34.
         Section 11.3  Distribution and Application of Rents and Other Payments.............................  34.
         Section 11.4  Notices..............................................................................  34.
         Section 11.5  Transaction Costs; Other Expenses....................................................  35.
         Section 11.6  Counterparts.........................................................................  36.
         Section 11.7  Severability.........................................................................  36.
         Section 11.8  Successors and Assigns; Transfers....................................................  36.
         SECTION 11.9  JURY TRIAL...........................................................................  38.
         Section 11.10  Captions; Table of Contents.........................................................  38.
         Section 11.11  FINAL AGREEMENT.....................................................................  38.
         Section 11.12  No Third.  Party Beneficiaries......................................................  38.
         Section 11.13  Further Assurances..................................................................  39.
         Section 11.14  Reproduction of Documents...........................................................  39.
         Section 11.15  Consideration for Consents to Waivers and Amendments................................  39.
         Section 11.16  Submission to Jurisdiction..........................................................  39.

                         LIST OF SCHEDULES AND EXHIBITS

Schedule I       -   Commitments of Lessors; Payment Instructions
Schedule II      -   Description of Equipment
Schedule X       -   Definitions


Exhibit A        -   Form of Lease
Schedule I       -   Description of Equipment
Exhibit A        -   Form of Lease Supplement
Exhibit B        -   Form of Delivery Date Notice
Schedule I       -   Equipment List and Purchase Price
Exhibit C        -   Form of Opinion of Lessee's Special Counsel
Exhibit D        -   Form of Officer's Certificate
Exhibit E        -   Form of Compliance Certificate
Exhibit F        -   Form of Investor's Letter

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT, dated as of December 8, 1998 (this "Participation Agreement"), is entered into by and among WEATHERFORD ENTERRA COMPRESSION COMPANY, L.P., a Delaware limited partnership, as Lessee ("Lessee"), ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, not in its individual capacity, except as otherwise expressly provided herein, but solely as Administrative Agent for the Lessors (the "Administrative Agent"), ABN AMRO BANK N.V., as Syndication Agent and Arranger (in such capacities, the "Syndication Agent" and the "Arranger", respectively), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, the "Documentation Agent"), and the several Lessors listed on Schedule I hereto (together with their respective permitted successors, assigns and transferees, each a "Lessor" and collectively the "Lessors").

         WHEREAS, subject to the terms and conditions hereof, on each Delivery Date Lessee will transfer to Administrative Agent, for the benefit of Lessors, and Administrative Agent, on behalf of Lessors, will purchase and receive from Lessee, certain gas compressor Equipment described on Schedule II hereto;

         WHEREAS, upon the transfer of the Equipment on each Delivery Date, Administrative Agent, on behalf of Lessors, will lease such Equipment to Lessee and Lessee will lease such Equipment from Administrative Agent, for the benefit of Lessors, pursuant to the terms of the Lease substantially in the form of Exhibit A hereto; and

         WHEREAS, on each Delivery Date Lessee shall execute and deliver to Administrative Agent a Lease Supplement in the form of Exhibit A to the Lease covering the Equipment purchased on such Delivery Date;

         NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

         Capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X hereto unless the context otherwise requires, which Schedule X shall for all purposes constitute a part of this Participation Agreement.

                                   ARTICLE II

                         Purchase and Lease of Equipment

         Section 2.1 Fundings; Payment of Purchase Price and Capitalized Transaction Costs.

         (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of each Delivery Date Notice during the Interim Period, each Lessor shall transfer to Administrative Agent on the specified Delivery Date an amount equal to the product of the aggregate Purchase Price of the Equipment plus all Capitalized Transaction Costs specified in such Delivery Date Notice, multiplied by such Lessor's Commitment Percentage (each such transfer being referred to herein as a "Funding"). In no event shall any Lessor be required to provide funds under this Participation Agreement in an aggregate amount exceeding such Lessor's Commitment. In no event shall Lessors be required to provide funds under the Participation Agreement in an aggregate amount exceeding the Appraised Value of the Equipment plus all Capitalized Transaction Costs.

         (b) Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of Administrative Agent set forth below (or as otherwise specified by Administrative Agent to each Lessor from time to time not less than three Business Days prior to the date of the requested Funding) and must be received by Administrative Agent by 2:00 p.m., New York time on the applicable Delivery
Date:

                  Bank:           ABN AMRO Bank N.V.
                                          New York Branch
                                          New York, NY
                  ABA Routing #:          026009580
                  Account #:      ____________________
                  Payee:          ABN AMRO Bank N.V.
                  Reference:      Weatherford Enterra Compression Company, L.P.

         (c) Unless Administrative Agent shall have been notified in writing by any Lessor prior to any Delivery Date that such Lessor will not make available the amount which would constitute its Commitment Percentage of the total Purchase Price of the Equipment plus all Capitalized Transaction Costs specified in a Delivery Date Notice, Administrative Agent may assume that such Lessor is making such amount available to Administrative Agent, and Administrative Agent may, in reliance upon such assumption, take such actions as are provided for in
Section 2.2. If any Lessor (a "Defaulting Lessor") fails to make such amount available to Administrative Agent by the required time on the Delivery Date therefor, such Defaulting Lessor shall pay to Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Defaulting Lessor makes such amount immediately available to Administrative Agent. A certificate of Administrative Agent submitted to any Lessor with respect to any amounts owing under this Section 2.1 shall be conclusive in the absence of manifest error.

If such Defaulting Lessor's share of such Funding is not made available to Administrative Agent by such Defaulting Lessor within three (3) Business Days of such Delivery Date, Administrative Agent shall also be entitled to recover such amount with interest thereon at the Alternate Base Rate plus the Applicable Margin, on demand, from Lessee, to the extent Administrative Agent has advanced a corresponding amount of the Funding to purchase Equipment to be leased to Lessee.

         Section 2.2 Application of Funds; Sale and Lease of Equipment. On each Delivery Date, upon (a) receipt by Administrative Agent of all amounts to be paid by the Lessors pursuant to Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III, (i) Administrative Agent shall purchase, for the benefit of the Lessors, the Equipment to be acquired on such Delivery Date and pay the Capitalized Transaction Costs, as specified in the relevant Delivery Date Notice delivered pursuant to Section 3.1, (ii) in consideration therefor, Administrative Agent, on behalf of the Lessors, shall pay, from the funds made available by the Lessors pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of the Equipment being so sold and purchased plus all Capitalized Transaction Costs related thereto in immediately available federal funds remitted by wire transfer to the account specified by Lessee in the relevant Delivery Date Notice, and (iii) Administrative Agent, on behalf of the Lessors, shall lease to Lessee the Equipment so purchased by Administrative Agent and Lessee shall accept delivery of and lease from Administrative Agent such Equipment pursuant to the Lease. Each Lessor shall hold an undivided interest in the Equipment equal to such Lessor's Investment Percentage.

         Section 2.3 Time and Place of Delivery Dates. Each Delivery Date Closing shall take place on the Delivery Date set forth in the relevant Delivery Date Notice, and the Initial Delivery Date Closing shall take place at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois at 10:00 a.m. Chicago time, subject to the following:

                  (i) no more than twelve Fundings and twelve Delivery Dates may occur;

                  (ii) the Initial Delivery Date shall occur on a Business Day on or prior to December 31, 1998;

                  (iii) each Subsequent Delivery Date shall occur on the monthly anniversary of the previous Delivery Date or, if such date is not a Business Day, on the first Business Day after such date;

                  (iv) in no event shall the aggregate amount advanced by the Lessors exceed the Total Commitment; and

                  (v) in no event shall the last Delivery Date be later than the first annual anniversary of the Initial Delivery Date.

         Section 2.4 Arrangement Fee. Lessee shall pay the Arrangement Fee to Administrative Agent and Documentation Agent on the Initial Delivery Date.

         Section 2.5 Commitment Fee. On the last Business Day of each March, June, September and December, Lessee shall pay to Administrative Agent, for the pro rata benefit of the Lessors, a commitment fee (the "Commitment Fee") equal to the amount accrued on the unfunded portion of the Total Commitment from the date hereof through such payment date and remaining unpaid at the rate of two-tenths of one percent (.20%) per annum calculated on a 360-day year basis.


                                   ARTICLE III

                      Conditions to Delivery Date Closings

         The obligation of each Lessor and Administrative Agent to perform its obligations on any Delivery Date, and of each Lessor to make its Funding, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, each Lessor and Administrative Agent of the conditions precedent set forth in this Article III on or prior to such Delivery Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

         Section 3.1 Delivery Date Notice. Lessee shall have delivered to Administrative Agent and each Lessor, not later than 1:00 p.m. Eastern time not later than the third (3rd) Business Day prior to the proposed Delivery Date, an irrevocable notice (a "Delivery Date Notice") substantially in the form of Exhibit B, specifying (i) the proposed Delivery Date, (ii) a description (including model, make, serial number and location) of each item of Equipment to be purchased on such Delivery Date and a representation and warranty that as of the date Lessee takes possession of each such item of Equipment and at all times thereafter, such item of Equipment will be equipment or inventory leased or held for lease, (iii) the amount of the Advance being requested, specifying the respective Purchase Prices of such Equipment and all Capitalized Transaction Costs related thereto, (iv) the initial Rent Period for any such Advance to bear interest at the LIBO Rate; and (v) the payees of such Advance and wire transfer instructions for the disbursement of funds. All Equipment shall be acceptable to the Required Lessors.

         Section 3.2 Appraisals. At least three Business Days prior to each Delivery Date, Administrative Agent and each Lessor shall have received an Appraisal to their reasonable satisfaction opining:

         (a) that the aggregate Appraised Value of the Equipment delivered prior to such Delivery Date and the Equipment to be delivered on such Delivery Date is reasonably expected to exceed the aggregate of all outstanding Advances as of such Delivery Date, including the Advances to be funded on such Delivery Date.

         (b) that the remaining economic useful life of each item of Equipment is not less than six and seven tenths (6 7/10) years from the Lease Commencement Date; and

         (c) that the values set forth in clause (a) above assume an increase for inflation of 2.1% per annum, and that such inflation assumption is reasonable.

         Section 3.3 Participation Agreement. On or prior to the Documentation Date, each of the Participants shall have received a fully executed counterpart of this Participation Agreement.

         Section 3.4 Lease. On or prior to the Documentation Date, each Participant shall have received a fully executed counterpart of the Lease.

         Section 3.5 Lease Supplement. On each Delivery Date, Lessee shall execute and deliver to Administrative Agent and each Lessor a Lease Supplement in form and substance reasonably satisfactory to Lessors and substantially in the form of Exhibit A to the Lease (each, a "Lease Supplement"); provided, however, with respect to each Lease Supplement, only Administrative Agent shall receive the Lease Supplement marked "Counterpart No. 1 - Administrative Agent's Original Copy". The Lease Supplement to be executed and delivered by Lessee on each Delivery Date shall set forth in Schedule I thereto, a description of, the location of and the Purchase Price for the Equipment covered thereby.

         Section 3.6 Financial Reports. Lessee has delivered to Administrative Agent and Lessors copies of the financial statements of Guarantor dated December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998 prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby and on a basis consistent with prior periods (except as disclosed therein and except, with respect to quarterly financial statements, for notes thereto).

         Section 3.7 Financing Statements. On or prior to each Delivery Date, Administrative Agent shall have received from Lessee duly executed financing statements covering all of Lessee's Equipment that Lessee intends to lease on such Delivery Date, identifying Lessee as debtor and Administrative Agent as secured party for the benefit of the Lessors, and describing the Lease as a secured transaction, and such financing statements shall have been filed in (a) the jurisdiction in which Lessee has its principal office and (b) each jurisdiction in which any such Equipment is or is to be located.

         Section 3.8 Guaranty. On or prior to the Documentation Date, each of the Participants shall have received a fully executed counterpart of the Guaranty.

         Section 3.9 Transaction Costs; Fees. On or prior to each Delivery Date, Lessor, on behalf of Lessee, shall have paid to Administrative Agent, for the benefit of Administrative Agent and the Lessors, or to Documentation Agent, as the case may be, as Capitalized Transaction Costs any Transaction Costs invoiced and not previously paid. Such payment shall be made by wire transfer of immediately available funds to the account specified for Administrative Agent at
Schedule I or as otherwise directed by Administrative Agent or Documentation Agent.

         Section 3.10 Opinions of Counsel. On or prior to the Initial Delivery Date, each Lessor and Administrative Agent shall have received the opinion of Fulbright & Jaworski, L.L.P., special counsel for Lessee and Guarantor, substantially to the effect of the matters set forth in Exhibit C. By its execution hereof, Lessee expressly instructs Fulbright & Jaworski, L.L.P. to execute and deliver such opinion to Administrative Agent and the Lessors.

         Section 3.11 Corporate Status and Proceedings. On or prior to the Initial Delivery Date, Administrative Agent shall have received:

         (a) certificates of existence and good standing with respect to Lessee and Guarantor from the Secretary of State of the State of its incorporation and as to Lessee, from the State in which it has its principal place of business and chief executive office, dated no earlier than the 15th day prior to the Initial Delivery Date; and

         (b) with respect to Lessee and Guarantor, an Officer's Certificate substantially in the form of Exhibit D, dated the Initial Delivery Date, with respect to such Person's governing documents, resolutions and incumbent officers, representations and warranties and absence of defaults.

         Section 3.12 Consents and Approvals. On or prior to the Initial Delivery Date, all necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons required to consummate the transactions contemplated by this Agreement and the other Operative Agreements shall have been obtained or made by Lessee and shall be in full force and effect.

         Section 3.13 Payment of Impositions. All Impositions payable on or prior to each Delivery Date in connection with the execution, delivery, recording or filing of any of the Operative Agreements, in connection with the filing of any of the financing statements, and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Agreements, shall have been paid in full by Lessee.

         Section 3.14 Search Reports. Prior to each Delivery Date, Administrative Agent shall have received reports acceptable to Administrative Agent and counsel to the Lessors as to Lessee by the office of the Secretaries of State and the appropriate county filing or recording offices (if applicable) of each jurisdiction contemplated by Section 3.7, each dated as close to the relevant Delivery Date as practicable, in respect of a search of the applicable UCC files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens).

         Section 3.15 Insurance. On or prior to the Initial Delivery Date, Administrative Agent shall have received (and each Lessor shall have received a copy of) current certificates to the effect that insurance complying with
Section 7.1 of the Lease is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

         Section 3.16 Proceedings Satisfactory, Etc. All proceedings taken in connection with such Delivery Date and all documents relating thereto shall be reasonably satisfactory to each Participant and its counsel, and each Participant and its counsel shall have received copies of such documents as such Participant or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Participant and its counsel.

         Section 3.17 Absence of Material Adverse Effect. Since September 30, 1998, no Material Adverse Effect shall have occurred and be continuing.

         Section 3.18 Representations and Warranties True; Absence of Defaults. Each of the representations and warranties made by or on behalf of Lessee and Guarantor under the Operative Agreements shall be true on and as of the Documentation Date and each Delivery Date, and no Incipient Default or Event of Default shall have occurred and be continuing on and as of the Documentation Date and each Delivery Date.

         Section 3.19 Legal Requirements. As of the Documentation Date and each Delivery Date, the transactions contemplated by the Operative Agreements do not and will not violate in any respect any Requirement of Law that would reasonably be expected to have a Material Adverse Effect and do not and will not subject the Administrative Agent or any Lessor to any adverse regulatory prohibitions or constraints.

         Section 3.20 Bills of Sale. On or prior to each Delivery Date, there shall have been delivered to the Administrative Agent a bill of sale (each, a "Bill of Sale"), in form and substance reasonably acceptable to the Administrative Agent, with respect to each item of Equipment being purchased on such Delivery Date, conveying title to such piece of Equipment to the Administrative Agent, for the benefit of the Lessors, subject only to the Permitted Liens.

         Section 3.21 Title. The Administrative Agent, for the benefit of the Lessors, shall have good and valid title to the Equipment being acquired on such Delivery Date subject only to the Permitted Liens, and the Lessee shall have granted the security interest pursuant to the Lease with respect to such Equipment.


                                   ARTICLE IV

                               General Provisions

         Section 4.1 Nature of Transaction. It is the intent of the Participants that: (a) the transaction contemplated hereby constitutes an operating lease from Administrative Agent and Lessors to Lessee for purposes of Lessee's financial reporting, (b) the transaction contemplated hereby preserves ownership in the Equipment in Lessee for purposes of Federal and state income tax, bankruptcy and UCC purposes, (c) the Lease grants a security interest in the Equipment and the other Collateral to Administrative Agent for the benefit of Administrative Agent and the Lessors, and (d) the obligations of Lessee to pay Fixed Rent and Variable Rent shall be treated as payments of principal and interest, respectively. Nevertheless, Lessee acknowledges and agrees that neither Administrative Agent nor any Lessor has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate. Except as specifically provided for herein or in the Lease, Administrative Agent, for the benefit of the Lessors, shall retain an interest in the Equipment, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessee under the Operative Agreements. Lessee shall not have any right, title or interest in the Equipment except as expressly set forth in this Agreement or in the Lease.

         Section 4.2 Replacements. Lessors hereby agree that they shall instruct Administrative Agent to release a Part or Equipment from the Lease and evidence such release by the execution and delivery of a termination statement or amendment to an existing UCC financing statement and such other documents as may be required to release the replaced Part or Equipment from the Lease and which are in form and substance satisfactory to the Required Lessors subject to the satisfaction of the conditions set forth in the Lease with respect to the release of such Part or Equipment.


                                    ARTICLE V

                         Representations and Warranties

         Section 5.1 Representations and Warranties of Lessee. As of the Documentation Date and each Delivery Date, Lessee makes the representations and warranties set forth in this Section 5.1 to Administrative Agent and each
Lessor:

         (a) Title. Administrative Agent, for the benefit of the Lessors, shall have good and valid title to each item of Equipment listed on Schedule I to the applicable Delivery Date Notice, and each such item of Equipment and all of the other Collateral is free from all Liens except for Permitted Liens.

         (b) Perfection of Security Interests. No filing, recordation or registration is necessary or advisable in order to perfect the security interest of Administrative Agent, for the benefit of the Lessors, in the Equipment and other Collateral referred to in the foregoing subsection (a) other than (i) as of the applicable Delivery Date, in the case of Equipment located in the United States, the filing or recording of financing statements under Article 9 of the applicable UCC in the jurisdictions in the United States contemplated by Section 3.7, provided, that no financing statement filings are required by the foregoing after the applicable Delivery Date except in the jurisdiction constituting the Lessee's principal place of business or (ii) in the case of any Sublease, if requested by the Agent after the occurrence and during the continuance of an Event of Default, the delivery to Administrative Agent of the chattel paper original of any Sublease, and upon the actions described in the foregoing clauses (i) and (ii) the security interests in the Equipment and the other Collateral are enforceable, properly perfected, first-priority Liens, subject only to Permitted Liens.

         (c) Appraisal Data. The information provided by Lessee to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information necessary to make the information provided not materially misleading as of the time provided.

         (d) Limited Partnership Existence. Lessee is a limited partnership duly formed validly existing and in good standing under the laws of the State of Delaware, and Lessee is duly qualified or licensed and in good standing as a foreign limited partnership authorized to do business in each state where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

         (e) Limited Partnership Authority. Lessee has all requisite limited partnership power and authority to execute, deliver, and perform its obligations under each Operative Agreement to which it is a party.

         (f) Authorization; Non-Contravention. The execution and delivery by Lessee of the Operative Agreements to which it is or will be a party, and the performance by Lessee of its obligations under such Operative Agreements, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) violate any provision of any law, rule or regulation or of any order, writ, judgment, decree, determination or award, which violation or violations would have, individually or in the aggregate, a Material Adverse Effect; (ii) violate any provision of the certificate of limited partnership or limited partnership agreement of Lessee; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected, which breaches or default would have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee (other than the security interest contemplated by the Lease); and Lessee is not in default under or in violation of its certificate of limited partnership or limited partnership agreement.

         (g) Binding Effect. Each of the Operative Agreements to which Lessee is or will be a party constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, arrangement, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (h) Absence of Litigation, etc. Other than as described in filings made by the Guarantor with the Securities and Exchange Commission pursuant to the Exchange Act, as of the

Documentation Date, there is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of Lessee, threatened against Lessee or Guarantor or any stockholder or equity holder of Lessee in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect.

         (i) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by Lessee or Guarantor of the Operative Agreements to which it is or will be a party, the performance by Lessee or Guarantor of its obligations under such Operative Agreements or the ownership, leasing, operation and maintenance of the Equipment as contemplated by the Operative Agreements, except as described in
Section 5.1(b).

         (j) Location of Offices. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of Lessee is located at 5 Post Oak Park, Suite 1760, Houston, Texas 77027.

         (k) ERISA. Relying upon the accuracy of the representations in Section 5.2(a) hereof, the execution and delivery of the Operative Agreements by Lessee and Guarantor will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         (l) Taxes. Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by Lessee, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee, to the extent that such taxes have become due and payable, except to the extent that taxes due, but unpaid, are being contested in good faith by Lessee by appropriate action or proceeding and has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

         (m) Compliance with Laws. The Equipment, the properties from which it is operated and serviced and the current operation thereof and thereon do not violate any laws, rules, regulations, or orders of any Authorities that are applicable thereto, including, without limitation, any thereof relating to matters of occupational safety and health or Environmental Laws, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect.

         (n) Disclosure. Neither this Participation Agreement, nor any offering materials, nor the other Operative Agreements to which Lessee or Guarantor is or will be a party nor the other documents and certificates furnished pursuant to this Participation Agreement to Administrative Agent, Documentation Agent or the Lessors, in connection with the transactions contemplated by this Participation Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they were made, not misleading as of the time furnished.

         (o) Impositions. No sales, use, excise, transfer or other tax, fee or imposition shall result from the manufacture, transfer, lease or delivery of any Equipment on or before any Delivery Date, except such taxes, fees or impositions that have been paid in full by or on behalf of Lessee on or prior to the applicable Delivery Date. The transactions contemplated by the Operative Agreements are not subject to the U.S. federal excise tax imposed by Section 4051(a) of the Code.

         (p) Certain Equipment Matters. Lessee is in the business of selling, leasing or holding for lease the Equipment and the Equipment constitutes "inventory" under any applicable UCC.

         (q) Environmental Matters.

                  (1) The Equipment being acquired on such Delivery Date does not contain any Hazardous Substances (other than lubricating oil and natural gas) in amounts or concentrations which (i) constitute a material violation of, or (ii) would reasonably be expected to give rise to material liability under, any Environmental Law.

                  (2) The Equipment being acquired on such Delivery Date is in compliance in all material respects with all applicable Environmental Laws.

                  (3) Neither Lessee nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability asserting or identifying an actual or potential material non-compliance with Environmental Laws with respect to the Equipment being acquired on such Delivery Date, nor does the Lessee have knowledge that any such notice will be received or is being threatened.

                  (4) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Lessee, threatened, under any Environmental Law to which the Lessee or any Subsidiary is or, to Lessee's knowledge, will be named as a party with respect to the Equipment being acquired on such Delivery Date, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Equipment being acquired on such Delivery Date.

                  (5) There has been no release or governmental notification or request for information regarding a release or a threat of release of Hazardous Substances at or from the Equipment being acquired on such Delivery Date, or arising from, or generated by, operation of the Equipment being acquired on such Delivery Date, in violation of or in amounts or in a manner that would reasonably be expected to give rise to any material liability under any Environmental Laws.

         (r) Holding Company. Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (s) Investment Company Act. Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (t) Intellectual Property. To Lessee's knowledge or as represented in writing by a vendor of the Equipment which writing has been provided to Administrative Agent, there are no patents, patent rights, trademarks, service marks, trade names, copyrights (other than software, that is not embedded in the Equipment, used by Lessee in connection with accounting for and maintaining the Equipment) licenses or other intellectual property rights with respect to the Equipment, or proprietary, patented or patentable modifications or Parts used in connection with the Equipment, the unavailability of which would have a material adverse effect on the current Fair Market Value of the Equipment.

         (u) Subjection to Regulation. Neither Administrative Agent, Documentation Agent nor any Lessor will, solely by reason of entering into the Operative Agreements or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease)
(i) be required to qualify to do business in any jurisdiction, (ii) become subject to ongoing regulation by any Authority as a company engaged in the business of Lessee in any jurisdiction or (iii) become subject to any other ongoing regulation of its operations by any Authority (other than any taxing Authority).

         (v) Use of Proceeds. The use of the proceeds from the transaction contemplated by the Operative Agreements will not violate or result in any violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

         (w) Absence of Defaults. No Incipient Default or Event of Default has occurred and is continuing and, since September 30, 1998, there has occurred no Material Adverse Effect.

         (x) Absence of Casualty. No Casualty has occurred with respect to the Equipment being delivered on such Delivery Date.

         (y) Insurance. All insurance coverages required by Section 7.1 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance.

         (z) Financial Reports. The financial statements delivered by Guarantor to Administrative Agent pursuant to Section 3.6 were prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition of Guarantor and its consolidated Subsidiaries at the dates thereof and the consolidated results of their operations for the periods covered thereby. There are no liabilities, contingent or otherwise, known to Lessee or Guarantor, not disclosed in such financial statements as footnotes that individually, or in the aggregate, would have a Material Adverse Effect.

         (aa) Private Offering. Neither Lessee nor Guarantor, nor anyone acting on behalf of either of them, has taken or will take any action which will subject the issue and sale of any interest being acquired by Administrative Agent or the Lessors under the Operative Agreements to the requirements of
Section 5 of the Securities Act, and, assuming the truth and accuracy of the representations set forth in Section 5.2(b), the issuance, sale and delivery of such interests under the circumstances contemplated by this Agreement do not require the registration of such interests under the Securities Act or the qualification of any of the Operative Agreements under the Trust Indenture Act of 1939, as amended.

         (bb) Brokers, etc. Neither Guarantor nor Lessee has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, administrative agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby. Lessee shall be responsible for, and shall indemnify, defend and hold Administrative Agent and each Lessor harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or administrative agent's fees, commissions or other entitlements with respect to the Operative Agreements and the transactions contemplated thereby (except to the extent arising from a breach of Sections 5.2(c) or 5.3(f)).

         (cc) Subsidiaries. Lessee has no Subsidiaries.

         (dd) Year 2000 Matters. The Guarantor has developed a plan to ensure that the systems of the Guarantor and its Material Subsidiaries, including the Lessee, are compliant in all material respects with the requirements to process transactions in the year 2000. The Guarantor and its Material Subsidiaries plan to achieve year 2000 compliance through a combination of upgrading to new releases of existing software and replacement of existing software with new fully compliant systems by mid-1999. The expenses and capital expenditures of the Guarantor and its Material Subsidiaries associated with achieving year 2000 compliance would not reasonably be expected to have a Material Adverse Effect. The Guarantor and its Material Subsidiaries are currently gathering information from their key suppliers, vendors and financial institutions regarding year 2000 compliance.

         (ee) Solvency. Lessee is not insolvent (as defined in Section 101 (29) of Title 11 of the United States Code) and will not be rendered so insolvent as a result of the transactions contemplated hereby or referred to herein.

         Section 5.2 Representations and Warranties of Lessors. Each Lessor hereby represents and warrants severally but not jointly to the other Participants as set forth in this Section 5.2.

         (a) ERISA. Such Lessor is not and will not be funding any of its Commitment or performing any of its obligations under the Operative Agreements with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code).

         (b) Investment. The interest being acquired by such Lessor under the Operative Agreements is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lessor shall be entitled to assign, transfer or convey its interest in accordance with
Section 11.8.

         (c) Brokers, etc. Such Lessor has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, administrative agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby. Such Lessor shall be responsible for, and shall indemnify, defend and hold Administrative Agent, each other Lessor and Lessee harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or administrative agent's fees, commissions or other entitlements with respect to the Operative Agreements and the transactions contemplated thereby (except to the extent arising from a breach of Sections 5.1(cc) or 5.3(f)).

         Section 5.3 Representations and Warranties of Administrative Agent. ABN AMRO Bank N.V., in its individual capacity as Administrative Agent, hereby represents and warrants to the other Participants as set forth in this Section 5.2.

         (a) Organization and Authority. Administrative Agent is a corporation duly organized and validly existing in good standing under the laws of the Netherlands and has the corporate power and authority to enter into and perform its obligations under the Operative Agreements.

         (b) Authorization; Binding Effect. The Operative Agreements to which Administrative Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Administrative Agent, and this Participation Agreement is, and such other Operative Agreements are, or, when so executed and delivered by Administrative Agent will be, valid, legal and binding agreements of Administrative Agent, enforceable against Administrative Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (c) Non-Contravention. Neither the execution and delivery by Administrative Agent of the Operative Agreements to which it is or will be a party, either in its individual capacity, as Administrative Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the charter or governing documents of Administrative Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Administrative Agent, either in its individual capacity, as Administrative Agent or both, is now a party or by which it or its property, either in its individual capacity, as Administrative Agent or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, as Administrative Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party, either in its individual capacity, as Administrative Agent or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as Administrative Agent or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, as Administrative Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party.

         (d) Absence of Litigation, etc. There is no litigation, arbitration or governmental proceedings pending or, to the best knowledge of Administrative Agent, threatened against it which would be reasonably likely to materially and adversely affect Administrative Agent's ability to perform its obligations under the Operative Agreements to which it is party.

         (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by Administrative Agent of the Operative Agreements to which it is party or the performance by Administrative Agent of its obligations under such Operative Agreements.

         (f) Brokers, etc. Administrative Agent has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, administrative agent or in any other like capacity in connection with any of the Operative Agreements or the transactions contemplated thereby. Administrative Agent shall be responsible for, and shall indemnify, defend and hold each Lessor and Lessee harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or administrative agent's fees, commissions or other entitlements with respect to the Operative Agreements and the transactions contemplated thereby (except to the extent arising from a breach of Sections 5.1(cc) or 5.2(c)).


                                   ARTICLE VI

                                    Covenants

         Section 6.1 Affirmative Covenants of Lessee. Lessee covenants and agrees with Lessors and Administrative Agent that during the Lease Term, and, if Lessee has not purchased the Equipment pursuant to the Lease, for 90 days thereafter, Lessee shall comply with each of the following provisions of this
Section 6.1.

         (a) Limited Partnership Existence, etc. Subject to Section 6.2(h), Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and its power and authority to perform its obligations under the Operative Agreements, including, without limitation, any necessary qualification or licensing in any foreign jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) Compliance With Laws. Lessee shall comply with all applicable statutes, regulations, franchises, and orders of, and all applicable restrictions imposed by, any Authority, in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable statutes, rules, ordinances, regulations and orders relating to Environmental Laws), except for such instances of non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect.

         (c) Punctual Payment. Lessee shall duly and punctually pay or cause to be paid all Rent and all fees and other amounts from time to time owing hereunder and under the other Operative Agreements, all in accordance with the terms of this Agreement and the other Operative Agreements.

         (d) Records and Accounts. Lessee shall keep true consolidated records and books of account in which full, true and correct entries will be made in accordance with GAAP and adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves will be established.

         (e) Change of Name or Location. Lessee shall furnish to Administrative Agent notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business, or change of its name.

         (f) Perfection and Maintenance of Security Interest. Lessee, at its expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by Administrative Agent in connection with the establishment and perfection of the security interest of Administrative Agent in the Collateral, to be recorded or filed at the locations contemplated by Section 3.7, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by Administrative Agent or the Required Lessors in order to establish, preserve, protect and perfect the rights, titles and interests of Administrative Agent, on behalf of the Lessors, to the Collateral.

         (g) Financial Statements, Certificates and Information.

                  (i) As soon as practicable and, in any event, within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Administrative Agent and each Lessor consolidated balance sheets of Lessee and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income for the fiscal year then ended, all in reasonable detail, prepared in accordance with GAAP consistently applied, and certified by a senior vice president or the principal financial or principal accounting officer of Lessee.

                  (ii) As soon as practicable and, in any event, within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, Lessee shall deliver to Administrative Agent and each Lessor consolidated balance sheets of Lessee and its Subsidiaries as at the end of such fiscal quarter, and consolidated statements of income for the portion of the fiscal year then ended, all in reasonable detail, prepared in accordance with GAAP consistently applied, and certified by a senior vice president or the principal financial or principal accounting officer of Lessee, but subject, however, to normal year-end adjustments and the notes thereto.

                  (iii) Concurrently with the delivery of each financial statement pursuant to paragraphs (i) and (ii) of this Section 6.1(g), Lessee shall deliver to Administrative Agent and each Lessor a certificate substantially in the form of Exhibit E (a Compliance Certificate) signed on behalf of Lessee by a senior vice president.

         (h) Default and Acceleration of Material Debt. Lessee agrees that if an Incipient Default or an Event of Default shall occur, or if an event or condition shall occur that results in the acceleration of the maturity of Indebtedness of Lessee in amounts exceeding twenty five million dollars ($25,000,000), or in the event that such acceleration should occur with respect to Indebtedness of any Affiliates of Lessee, Lessee shall promptly notify Administrative Agent thereof.

         (i) ERISA Events. Promptly upon Lessee's becoming aware of the occurrence of any matter or matters referred to in the following clauses (i),
(ii) and (iii) involving liability that may reasonably be expected to exceed, individually or in the aggregate, $25,000,000, Lessee shall notify Administrative Agent and each of the Lessors in writing specifying the nature thereof, what action Lessee is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto: (i) a "Reportable Event" as such term is defined in Section 4043 of ERISA, (ii) an "Accumulated Funding Deficiency" as such term is defined in
Section 302 of ERISA, or (iii) a "Prohibited Transaction", as such term is defined in Section 4975 of the Code or described in Section 406 of ERISA, in connection with any Pension Plan (or any trust created thereunder).

         (j) Notice of Defaults. Promptly upon, but in no event later than ten
(10) Business Days after Lessee shall have obtained Actual Knowledge thereof, Lessee shall notify Administrative Agent and each Lessor in writing of the existence of an Incipient Default or Event of Default, which notice shall describe the nature of such Incipient Default or Event of Default and the action Lessee is taking with respect thereto.

         (k) Notice of Proceedings. Promptly upon Lessee's becoming aware of any threatened or pending claim, action, suit, investigation or court or administrative proceeding involving Lessee or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect, Lessee shall notify Administrative Agent and each of the Lessors specifying its nature and the action Lessee is taking with respect thereto.

         (l) Additional Information. Promptly upon receipt of a written request from Administrative Agent or any Lessor, Lessee shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

         (m) Reports to Lessors. Lessee shall, concurrently with any notice, delivery or other communication required to be delivered to Administrative Agent pursuant to any Operative Agreement, deliver a copy of such notice, delivery or other communication to each Lessor at such Lessor's current address.

         (n) Payment of Taxes. Lessee and its Subsidiaries shall promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profit or upon any property, real, personal or mixed, belonging to them, provided that neither Lessee nor any Subsidiary shall be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings diligently pursued and if Lessee or such Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect to such tax, assessment, charge or levy. Nothing in this Section shall be deemed to modify or restrict Lessee's obligations under Article VIII hereof.

         Section 6.2 Negative Covenants of Lessee. Lessee covenants and agrees with Lessors and Administrative Agent that during the Lease Term, and, if Lessee has not purchased the Equipment pursuant to the Lease, for 90 days thereafter, Lessee shall not and shall not permit any of its Subsidiaries to:

                  (a) Liens. Create, incur, assume or permit to exist any Liens on the Equipment, except for Permitted Liens.

                  (b) Merger, Consolidation or Sale of Assets, Etc. Lessee will not wind up, liquidate or dissolve its affairs, or effect any merger or consolidation, and Lessee will not, and will not permit any consolidated Subsidiary to, sell, lease or otherwise dispose of all or substantially all of its property or assets (other than sales of inventory in the ordinary course of business) except that this Section 6.2(b) shall not prohibit any of the following transactions, or any agreement to effect the same:

                           (i) if, at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing, the merger of any other Person with and into Lessee or a Subsidiary, if, (A) in any transaction involving Lessee, Lessee is the surviving Person; (B) in any other transaction, a Wholly-Owned Subsidiary is the surviving entity and Lessee and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in this
         Section 6.2 recomputed as of the last day of the most recently ended fiscal quarter of Lessee and its Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and Lessee (with respect to any merger with a Person not a consolidated Subsidiary of Lessee) shall have delivered to the Agents an officer's certificate to such effect;

                           (ii) transactions and transfers of assets among or between Lessee and/or Wholly-Owned Subsidiaries or among and between Wholly-Owned Subsidiaries, in each case, not prohibited by Section 6.2(f); and

                           (iii) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash or otherwise on payment terms satisfactory to Lessee or such Subsidiary, and (iii) the aggregate book value of all assets of Lessee and its Subsidiaries, taken as a whole, shall not be reduced at any time to an amount which is less than 80% of the aggregate book value of all assets of Lessee and its Subsidiaries, taken as a whole, on March 31, 1998, as reflected on Lessee's pro forma balance sheet dated March 31, 1998.

                  (c) ERISA. Permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) which could reasonably be expected to result in material liability for excise taxes or fiduciary liability under Section 406 of ERISA, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of Lessee or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                  (d) Public Utility Holding Company. Directly or indirectly own, control or hold with power to vote any "voting security" of an "electric utility company" or a "gas utility company" or of a "holding company" holding any "voting security" of either the foregoing, as such terms are defined in the Public Utility Holding Company Act of 1935.

                  (e) Transactions with Affiliates. Lessee will not, and will not permit any consolidated Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets or the rendering of any service) or series of related transactions with any Person who is not either (i) Guarantor or one of Guarantor's consolidated Subsidiaries or (ii) Weatherford\Al-Rushaid Limited or Weatherford Saudi Arabia Limited, on terms that are less favorable to Lessee or such consolidated Subsidiary, as the case may be, than would be available in a comparable arm's length transaction. Notwithstanding the foregoing, the restrictions set forth in this covenant will not apply to (i) the payment of reasonable and customary regular fees to directors of the General Partner of the Lessee who are not employees of Lessee;
(ii) loans and advances to officers, directors and employees of Lessee and the Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of Lessee and the Subsidiaries; (iii) any other transaction with any employee, officer or director of Lessee or any of the Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the General Partner of Lessee or the Board of Directors of such Subsidiary permitted by this Agreement; and (iv) customary underwriting or similar transactions with an investment banking Affiliate.

         Section 6.3 Covenants of Agents and Lessors. Administrative Agent and Documentation Agent, each in its individual capacity, and each of the Lessors, severally covenants and agrees with each of the other parties that: (a) it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the Collateral, other than Permitted Lessor Liens; (b) it will, at its own cost and expense, promptly take such action in its individual capacity as may be necessary to discharge fully such Lessor Liens created by it on the Collateral, other than Permitted Lessor Liens;
(c) it will not, except in compliance with the Operative Agreements, sell, transfer or otherwise dispose of all or any part of the Equipment or the other Collateral; and (d) it will not claim any depreciation with respect to the Equipment during the term of the Lease.


                                   ARTICLE VII

                               General Indemnities

         Section 7.1 Indemnity. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by applicable law, Lessee waives and releases any claims now or hereafter existing against Indemnitees on account of, and shall indemnify, reimburse and hold the Indemnitees harmless on an after-tax basis from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negligence, strict liability in tort, violation of laws, including, without limitation, Environmental Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), in each case whether or not the Indemnitee is a party thereto, and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys' fees and expenses, and fees and expenses of internal counsel, incurred by the Indemnitees), including, in each case, matters based on or arising from the negligence of Indemnitees (subject to the proviso below), which may be imposed on, incurred by or asserted against the Indemnitees in any way relating to or arising in any manner out of:

         (a) the registration, purchase, manufacture, financing, refinancing, acceptance, rejection, transfer of title, taking or foreclosure of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return or other disposition of any of the Equipment, or any defect in any such Equipment, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, modification, overhaul or testing of any such Equipment regardless of when such defect shall be discovered, whether or not such Equipment is in the possession of Lessee and no matter where it is located; or

         (b) this Participation Agreement, any other Operative Agreement or any document or certificate delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

provided that Lessee shall not be obligated to indemnify an Indemnitee for any such claim, loss, damage, liability, obligation, penalty, demand or suit to the extent the same results directly from:

                  (i) the willful misconduct or gross negligence of such Indemnitee; (provided that the failure of the Administrative Agent to prominently display its Texas sales tax permit in its Houston, Texas office shall not constitute willful misconduct or gross negligence for this purpose);

                  (ii) the creation or existence of a Lessor Lien attributable to such Indemnitee;

                  (iii) any claim or liability to the extent it arises solely out of events occurring after Lessee's discharge of all its obligations under the Lease; or

                  (iv) any Impositions described in Section 8.1 except any amount necessary under this Section 7.1 to hold the Indemnitee harmless (subject to Section 8.3) from all Impositions required to be paid by such Indemnitee with respect to the receipt or accrual of such indemnity under the laws of any Authority in the United States;

provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that any Indemnitee may have under any Operative Agreement or applicable laws from Lessee for breach of its representations, warranties or covenants.

         Section 7.2 Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessee elects the Sale Option; and (b) after paying to Administrative Agent any amounts due under Section 11.3 of the Lease, Administrative Agent does not have sufficient funds to reduce the Lease Balance to zero, then Lessee shall promptly pay over to Administrative Agent the shortfall unless Lessee delivers a report from the Appraiser in form and substance satisfactory to the Required Lessors which establishes that the decline in value in each item of Equipment which was sold pursuant to the Sale Option from that amount anticipated for such date in the Appraiser's report delivered with respect to such Equipment on the applicable Delivery Date was not due to extraordinary use, failure to maintain or replace, failure to use, workmanship or method of installation or removal or any other cause or condition within the power of Lessee to control or effect (each an "Excessive Use").

         Section 7.3 Increased Capital Costs. If any change in, or the adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority ("Change in Law") affects or would affect the amount of capital required or expected to be maintained by any Lessor directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors) on account of the execution, delivery and performance hereof or of the Lease or the transactions contemplated in the Operative Agreements, and such Lessor determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of the Funding made by such Lessor hereunder to pay its share of the Purchase Price plus Capitalized Transaction Costs is reduced to a level below that which such Lessor or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by Lessor to Lessee, Lessee shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Lessor additional amounts sufficient to compensate Lessor or its parent for such reduction in rate of return (subject to Section 8.3). A statement of a Lessor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be presumed correct. In determining such amount, each Lessor shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.
 Lessee shall have the right, if it receives from any Lessor any notice referred to in this Section 7.3, upon three (3) Business Days notice to Administrative Agent (which shall notify each Lessor), to convert the Interest Rate from the LIBO Rate to the Alternate Base Rate at the end of the then current Rent Period. Each Lessor will notify Lessee through the Administrative Agent of any event occurring after the date of this Agreement which would entitle such Lessor to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         Section 7.4 LIBO Rate Unlawful. If any Lessor shall determine in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that a Change in Law makes it unlawful, or the central bank or other Authority asserts that it is unlawful, for such Lessor to make, continue or maintain any amount of such Lessor's Funding on a LIBO Rate basis, the obligations of such Lessor to make, continue or maintain any such Funding shall, upon such determination, forthwith be suspended until such Lessor shall notify Lessee that the circumstances causing such suspension no longer exist, and all Variable Rent allocable to such Lessor, commencing with the Rent Period in which such notice is given, shall automatically be determined on an Alternate Base Rate plus the Applicable Margin basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law or assertion.

         Section 7.5 Funding Losses. Lessee agrees to reimburse each Lessor for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lessor to make, continue or maintain any portion of its Outstanding Investment as a LIBO Rate financing) as a result of (i) the failure of any Delivery Date Closing to occur on the Delivery Date specified in the applicable Delivery Date Notice, (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date or (iii) any transfer pursuant to
Section 7.6 on a date other than a Payment Date. Each Lessor shall promptly notify Lessee in writing of the amount of any claim under this
Section 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Lessor for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be presumed correct.

         Section 7.6 Actions of Affected Lessors. Each Lessor shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to Section 7.3; provided, however, that such efforts shall not be deemed by such Lessor, in its sole discretion, to be disadvantageous to it. In the event that such reasonable efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to Section 7.3, then such Lessor (the "Affected Lessor") shall use its reasonable efforts to transfer to any other Lessor approved by Lessee (which itself is not then an Affected Lessor) its rights and obligations hereunder; provided, however, that such transfer shall not be deemed by such Affected Lessor, in its sole discretion, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Lessor). In the event that the Affected Lessor is unable, or otherwise is unwilling, so to transfer its rights and obligations, Lessee may designate an alternate financial institution to purchase the Affected Lessor's rights and obligations hereunder, at the amount of such Lessor's Outstanding Investment plus accrued Variable Rent, indemnities, and other amounts owing to such Lessor and, subject to the provisions of Sections 7.5 and 11.8, the Affected Lessor shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Lessor hereunder.


                                  ARTICLE VIII

                              General Tax Indemnity

         Section 8.1 General Tax Indemnity. Lessee agrees to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless on an after tax basis from, all Impositions arising at, or relating to, any time prior to or during the Interim Period or the Base Period or any Renewal Term, if any, or upon any termination of the Lease or prior to, or upon the return of, the Equipment to Administrative Agent, and levied or imposed upon Indemnitees or the Equipment or other Collateral directly or otherwise, by any Federal, state, provincial or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority upon or with respect to: (a) the Equipment or any other Collateral; (b) the exportation, importation, manufacture, financing, refinancing, registration, purchase, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, maintenance, repair, return, sale (including to Administrative Agent or any Lessee pursuant to the Operative Agreements), transfer of title or other disposition thereof; (c) the rentals, receipts, or earnings arising from any of the Equipment; or (d) the Lease, this Participation Agreement or any payment made thereunder; provided that this
Section 8.1 shall not apply to: (i) Impositions which are based upon or measured by the Indemnitee's net income, except any such Imposition imposed upon the Indemnitee by a state or foreign government or taxing authority by reason of the presence of Equipment or any other

Collateral therein; (ii) Impositions characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value added, license, property or similar Impositions and any such Imposition imposed upon an Indemnitee by a State or foreign government or taxing authority by reason of the presence of Equipment or any other Collateral therein); and (iii) Impositions based upon the voluntary transfer, assignment or disposition by Administrative Agent or any Lessor of any interest in any of the Equipment (other than any deemed transfer of any interest in any of the Equipment as a result of the syndication of the transaction contemplated hereby, a transfer of any interest in any of the Equipment pursuant to the exercise of remedies under the Operative Agreements, transfers of any interest in any of the Equipment pursuant to the exercise of the Lessee Purchase Option or Sale Option, a transfer of any interest in any of the Equipment to Lessee or otherwise pursuant to the Lease); and (iv) Impositions resulting from the gross negligence, willful misconduct or fraud of such Indemnitee (provided that the failure of the Administrative Agent to prominently display its Texas sales tax permit in its Houston, Texas office shall not constitute willful misconduct or gross negligence for this purpose). Notwithstanding the foregoing provisions of this Section 8.1, Lessee shall pay or reimburse, and indemnify and hold harmless, any Lessor which has complied with Section 8.5, from any deduction or withholding of any United States Federal income or other tax.

         Section 8.2 Contest. Lessee shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 8.1); provided, however, that Lessee shall be under no obligation to pay any such Imposition so long as the payment of such Imposition is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee for any Imposition which is subject to indemnification as provided in Section 8.1, such Indemnitee shall as soon as practicable notify Lessee and if, in the reasonable opinion of tax counsel acceptable to the Indemnitee there exists a reasonable basis to contest such Imposition and if the provisos of the definition of "Permitted Contest" continue to be satisfied and so long as no Event of Default exists and no income tax or unindemnified claim is also involved, and the Lessee admits in writing its duty to indemnify for such claim, Lessee at its expense may, to the extent permitted by applicable law to pursue such claim in its own name, contest such imposition, and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums. If the above described conditions are satisfied but the claim involves income tax or an unindemnified claim or must be pursued in the name of the Indemnitee, and the amount at issue exceeds $25,000, then upon the request of Lessee to such Indemnitee, the Indemnitee, at Lessee's expense, shall contest any such Imposition through applicable administrative forums. Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Imposition including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel, upon demand by the Indemnitee. Lessee shall have the right to consult with respect to the conduct of any proceedings controlled by the Indemnitee and Indemnitee shall consider such consultations in good faith; provided, however, that such consultation shall not interfere with the Indemnitee's control of such contest. Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld other than in good faith), unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied, an Event of Default occurs or the Indemnitee waives its right to indemnification with respect thereto. The failure of an Indemnitee to timely contest a claim against it for any Imposition which is subject to indemnification under Section 8.1 and for which it has an obligation to Lessee to contest under this Section 8.2 in the manner required by applicable law or regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under Section
8.1 with respect to such claim only to the extent such failure precludes contest. If applicable law requires the payment of a contested Imposition as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Imposition or to direct the Indemnitee to contest such Imposition in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Imposition, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Imposition from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Imposition. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Imposition for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee.

         Section 8.3 Gross Up. If an Indemnitee shall not be entitled to an immediate corresponding and equal deduction with respect to any payment or Imposition which Lessee is required to pay or reimburse under Article VII,
Section 8.1 or Section 8.2 (each such payment or reimbursement under Article VII, Section 8.1 or Section 8.2, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Impositions imposed on such Indemnitee with respect to such original payment by Lessee (including any Impositions otherwise excluded by Section 8.1 and assuming for this purpose that such Indemnitee was subject to taxation at the maximum marginal Federal, state and local tax rates applicable to such Indemnitee for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

         Section 8.4 Tax Returns. Except as otherwise provided in the third sentence below, Lessee shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports that may be required with respect to any Impositions assessed, charged or imposed on the Equipment or the Lease, including, but not limited to sales and use taxes, property taxes (ad valorem and real property) and any other tax or charge based upon the ownership, leasing, subleasing, rental, sale, purchase, possession, use, operation, delivery, return or other disposition of any of the Equipment or upon the rentals or the receipts therefrom (excluding, however, any tax based upon the net income of an Indemnitee). Lessee may notify in writing all applicable Authorities having jurisdiction with respect to personal property taxes that Lessee is the appropriate party for receiving notices of (or copies of, if such Authority is required by law to notify Administrative Agent) assessment, appeal and payment with respect to the Equipment. If an Indemnitee is obligated by law to file any such reports or returns, then Lessee shall at least 20 days before the same are due, prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Lessee at its address listed in Section
11.4 copies of all assessment and valuation notices it receives as soon as practicable; provided that Indemnitee's failure to deliver such notices on a timely basis shall not relieve Lessee of any obligations hereunder. The Participants agree that neither they nor any corporation controlled by them, or under common control with them, directly or indirectly will at any time take any action or with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in Section 4.1(b) and (d) hereof.

         Section 8.5 Withholding Tax Exemption. Upon the execution of this Agreement, each Lessor that is not incorporated under the laws of the United States or a State thereof shall, and with respect to any date on which any Indemnitee transfers any right, title or interest in the Equipment to a transferee that is not incorporated under the laws of the United States or a State thereof, such transferee shall deliver, at least five (5) Business Days prior to any such transfer, to Lessee and Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes. Each Lessor which so delivers a Form 1001 or 4224 further undertakes to deliver to Lessee and Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee or Administrative Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Lessor became a Lessor hereunder has rendered all such forms inapplicable and no successor forms having substantially the same effect as Forms 1001 and 4224 have been adopted by the IRS, and such Lessor advises Lessee and Administrative Agent in writing that, as a result of such change in treaty, law or regulation or interpretation, it is not capable of receiving payments without any withholding of United States Federal income tax. In the event that any Indemnitee ceases to be exempt from withholding of any United States Federal income taxes due to a change in treaty, law, regulation or in the interpretation thereof by the applicable taxing Authority, such Indemnitee shall, at the request of Lessee, if such additional amounts can be reduced or eliminated, by transferring the Equipment or any other Collateral to any branch or lending office of such Indemnitee without incurring any adverse regulatory consequences or cost for which Lessee is not willing on or prior to the transfer to indemnify such Indemnitee and which does not adversely interfere with the business of such branch or lending office, effect such transfer.

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





                                   ARTICLE IX

                              Administrative Agent

         Section 9.1 Appointment of Administrative Agent; Powers and Authorization to Take Certain Actions.

         (a) Each Lessor irrevocably appoints and authorizes ABN AMRO Bank N.V. to act as its administrative agent hereunder, with such powers as are specifically delegated to Administrative Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Lessor authorizes and directs Administrative Agent to, and Administrative Agent agrees for the benefit of the Lessors that it will, on the Documentation Date, the Initial Delivery Date and each other Delivery Date, accept the documents described in Article III of this Participation Agreement. Administrative Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Agreements and disburse such payments or proceeds in accordance with the Operative Agreements. Administrative Agent shall have no duties or responsibilities except those expressly set forth in the Lease and this Participation Agreement. Administrative Agent shall not be responsible to any Lessor (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in the Lease, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Agreements, other than the representations and warranties made by Administrative Agent in Section 5.3, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to Administrative Agent's obligations under Section 6.3) or of the Lease or any other document referred to or provided for therein or (iii) for any failure by Lessee, any Lessor or any other third party (other than Administrative Agent) to perform any of its obligations under any Operative Agreement. Administrative Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

         (b) Administrative Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any Equipment, any other Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Lease or any related document to which Administrative Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Agreement against Administrative Agent. The permissive right of Administrative Agent to take actions enumerated in this Agreement and the Lease shall never be construed as a duty, unless Administrative Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Lessors (provided that Administrative Agent has received indemnification reasonably satisfactory to it). No provision of the Operative Agreements shall require Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Agreements, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Administrative Agent are ministerial in nature.

         (c) Except as specifically provided herein, Administrative Agent is acting hereunder solely as administrative agent and is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Administrative Agent's gross negligence or willful misconduct (provided that the failure of the Administrative Agent to prominently display its Texas sales tax permit in its Houston, Texas office shall not constitute willful misconduct or gross negligence for this purpose) or any breach of a representation or covenant made in its individual capacity.

         (d) Administrative Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Administrative Agent hereunder.

         Section 9.2 Reliance. Administrative Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram, e-mail or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent (including any expert selected by Administrative Agent to aid Administrative Agent in any calculations required in connection with its duties under the Operative Agreements).

         Section 9.3 Action Upon Instructions Generally. Subject to Sections 9.4 and 9.6, upon written instructions of the Required Lessors, Administrative Agent shall, on behalf of the Lessors, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any Equipment, and give such consent or enter into such amendment to any document to which it is a party as Administrative Agent as may be specified in such instructions. Administrative Agent shall deliver to each Lessor a copy of each notice, report and certificate received by Administrative Agent pursuant to the Operative Agreements. Administrative Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an Incipient Default. Administrative Agent shall not be deemed to have notice or knowledge of an Event of Default or Incipient Default unless a Responsible Officer of Administrative Agent is notified in writing of such Event of Default or Incipient Default. If Administrative Agent receives notice of an Event of Default, Administrative Agent shall give prompt notice thereof, at Lessee's expense, to each Lessor. Subject to Sections 9.4 and 9.6 and Article X, Administrative Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Lessors; provided that, unless and until Administrative Agent receives such directions, Administrative Agent may refrain from taking any action, or may act in its discretion, with respect to such Event of Default. Prior to the date the Lease

Balance shall have become due and payable by acceleration pursuant to Section
8.2 of the Lease, Required Lessors may deliver written instructions to Administrative Agent to waive, and Administrative Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Lessors, Administrative Agent shall not waive any (i) Payment Default or (ii) covenant or provision which, under Section 10.1, cannot be modified or amended without the consent of all Lessors. As to any matters not expressly provided for by this Agreement, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lessors and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on each Lessor.

         Section 9.4 Indemnification. Each Lessor shall reimburse and hold Administrative Agent harmless, ratably in accordance with its Outstanding Investment at the time the indemnification is required to be given (but only to the extent that any such indemnified amounts have not in fact been paid to Administrative Agent by, or on behalf of, Lessee in accordance with Section 7.1), from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Administrative Agent and all other reasonable attorneys' fees and expenses incurred by Administrative Agent, in any way relating to or arising in any manner out of (i) any Operative Agreement, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Lessors (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder), provided that no Lessor shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Administrative Agent (provided that the failure of the Administrative Agent to prominently display its Texas sales tax permit in its Houston, Texas office shall not constitute willful misconduct or gross negligence for this purpose), (b) the inaccuracy of any representation or warranty or breach of any covenant given by Administrative Agent in Section
5.3 or Section 6.3 hereof or in the Lease, (c) in the case of Administrative Agent's handling of funds, the failure to act with the same care as Administrative Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Administrative Agent based on or measured by any fees, commissions or compensation received by it for acting as Administrative Agent in connection with the transactions contemplated by the Operative Agreements.

         Section 9.5 Independent Credit Investigation. Each Lessor by entering into this Agreement agrees that it has, independently and without reliance on Administrative Agent or any other Lessor and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Agreement and each of the other Operative Agreements to which it is a party and that it will, independently and without reliance upon Administrative Agent or any other Lessor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Administrative Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Administrative Agent alone (and not also to each Lessor, it being understood that Administrative Agent shall forward copies of same to each Lessor) hereunder or under any other Operative Agreement, Administrative Agent shall not have any duty or responsibility to provide any Lessor with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its affiliates) that may come into the possession of Administrative Agent or any of its Affiliates.

         Section 9.6 Refusal to Act. Except for notices and actions expressly required of Administrative Agent hereunder and except for the performance of its covenants in Section 6.3, Administrative Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Lessors against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of Section 9.4, it being understood that no action taken by Administrative Agent in accordance with the instructions of the Required Lessors shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Agreement or to any applicable law.

         Section 9.7 Resignation of Administrative Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving notice thereof to each Lessor and Lessee. Upon any such resignation, the Required Lessors at the time of the resignation shall have the right (with the reasonable, prompt approval of Lessee unless an Event of Default shall be continuing) to appoint a successor Administrative Agent which shall be a financial institution having a combined capital and surplus of not less than $100,000,000. If, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation, a successor Administrative Agent is not so appointed and does not accept such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent and transfer to such successor Administrative Agent all rights and obligations of the retiring Administrative Agent. Such successor Administrative Agent shall be a financial institution having combined capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from duties and obligations as Administrative Agent thereafter arising hereunder and under any related document. If the retiring Administrative Agent does not appoint a successor, any Lessor shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

         Section 9.8 Separate Administrative Agent. The Required Lessors may, and if they fail to do so at any time when they are so required, Administrative Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any Equipment or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Administrative Agent or to act as separate administrative agent of all or any part of the Equipment or Collateral or the Lease, and vest in such individuals or corporations, in such capacity, such title to the Equipment or Collateral or the Lease or any part thereof, and such rights or duties as Administrative Agent may consider necessary or desirable. Administrative Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Administrative Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate administrative agent more fully confirming such title, rights or duties to such co-agent or separate administrative agent. Upon the acceptance in writing of such appointment by any such co-agent or separate administrative agent, it, she or he shall be vested with such interest in the Equipment or Collateral and the Lease or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Agreements, as shall be specified in the instrument of appointment, jointly with Administrative Agent (except insofar as local law makes it necessary for any such co-agent or separate administrative agent to act alone), subject to all terms of the Operative Agreements. Any co-agent or separate administrative agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Administrative Agent its attorney-in-fact and administrative agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate administrative agent shall die, become incapable of acting, resign or be removed, the interest in the Equipment or Collateral and the Lease and all rights and duties of such co-agent or separate administrative agent shall, so far as permitted by law, vest in and be exercised by Administrative Agent, without the appointment of a successor to such co-agent or separate administrative agent.

         Section 9.9 Termination of Agency. The agency created hereby shall terminate upon the final disposition by Administrative Agent of all Collateral at any time subject hereto and the final distribution by Administrative Agent of all moneys or other property or proceeds received pursuant to the Lease in accordance with its terms, provided that at such time Lessee shall have complied fully with all the terms hereof.

         Section 9.10 Compensation of Agency. As compensation for the performance of Administrative Agent's obligations hereunder, Lessee shall pay to Administrative Agent, on the Initial Delivery Date and on each anniversary of the Initial Delivery Date occurring during the Lease Term, a fee (the "Agency Fee") in the amount referred to in the Fee Letter Agreement.

         Section 9.11 Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Agreements: (a) this Participation Agreement and the other Operative Agreements to which Administrative Agent is a party are executed by Administrative Agent, not in its individual capacity (except with respect to the representations and covenants of Administrative Agent in Sections 5.3 and 6.3), but solely as Administrative Agent under the Operative Agreements in the exercise of the power and authority conferred and vested in it as such Administrative Agent; (b) each and all of the undertakings and agreements herein made on the part of Administrative Agent are each and every one of them made and intended not as personal undertakings and agreements by Administrative Agent, or for the purpose or with the intention of binding Administrative Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise; (c) actions to be taken by Administrative Agent pursuant to its obligations under the Operative Agreements may, in certain circumstances, be taken by Administrative Agent only upon specific authority of the Lessors; (d) nothing contained in the Operative Agreements shall be construed as creating any liability on Administrative Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Administrative Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Administrative Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section
9.11 shall be construed to limit in scope or substance the general corporate liability of Administrative Agent in respect of its gross negligence or willful misconduct (provided that the failure of the Administrative Agent to prominently display its Texas sales tax permit in its Houston, Texas office shall not constitute willful misconduct or gross negligence for this purpose) or those representations, warranties and covenants of Administrative Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.


                                    ARTICLE X

                       Amendments to Operative Agreements

         Section 10.1 Amendments to Operative Agreements With Consent of Lessors. This Participation Agreement and each of the other Operative Agreements shall be changed, waived, discharged or terminated with respect to Lessee and each Lessor upon the ratification in writing of such change, waiver, discharge or termination by Lessee, Guarantor (as to the Guaranty only) and the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor, Guarantor and Lessee; provided no such change, waiver, discharge or termination shall, without the written ratification of each
Lessor:

                  (i) modify any of the provisions of this Section 10.1 or
         Article III, change the definitions of "Commitment", "Commitment Percentage", "Total Commitment" or "Required Lessors" or modify or waive any provision of an Operative Agreement requiring action by the foregoing, or release any Collateral or the Guaranty (except as otherwise specifically provided in any Operative Agreement);

                  (ii) modify, amend, waive or supplement any of the provisions of Articles III, VII, VIII (except as otherwise expressly provided in Section 9.3 hereof), X or XI, Sections 13.9 or 13.10 of the Lease or
         Section 11.3 hereof, provided that the Required Lessors may waive an Event of Default other than a Payment Default;

                  (iii) reduce, modify, amend or waive any indemnities in favor of any Participant, whether pursuant to Articles VII or VIII or otherwise (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                  (iv) modify, postpone, reduce or forgive, in whole or in part, any Rent payment (other than pursuant to the terms of any Operative Agreement), Lease Balance, Lessor Risk Amount, Lessee Risk Amount, interest or, subject to clause (iii) above, any other amount payable under the Lease or Participation Agreement, or modify the definition or method of calculation of any Rent payment (other than pursuant to the terms of any Operative Agreement), Lease Balance, Lessor Risk Amount, Lessee Risk Amount or other amount payable hereunder;

                  (v) consent to any assignment of the Lease releasing Lessee from its obligations in respect of the payments due pursuant to the Operative Agreements or changing the absolute and unconditional character of such obligations; or

                  (vi) permit the creation of any Lien on the Collateral or any part thereof except as contemplated in the Operative Agreements, or deprive any Lessor of the benefit of the security interest in the Collateral granted by Lessee.

         Section 10.2 Amendments to Operative Agreements Affecting Administrative Agent. Without the prior written consent of Administrative Agent, no amendment of, supplement to, or waiver or modification of, any Operative Agreement shall adversely affect Administrative Agent's rights or immunities or modify or increase the duties or obligations of Administrative Agent with respect to any Operative Agreement.


                                   ARTICLE XI

                                  Miscellaneous

         Section 11.1 Survival of Covenants. All claims pertaining to the representations, warranties, covenants or indemnities of the Participants shall survive the termination of the Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination. Without limiting the foregoing, the provisions of Article VII and Article VIII hereof shall survive the termination of the Lease.

         Section 11.2 APPLICABLE LAW. THIS PARTICIPATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT-OF-LAWS PROVISIONS THEREOF.

         Section 11.3 Distribution and Application of Rents and Other Payments. Except as otherwise specifically provided for in the Lease or in Articles VII and VIII hereof, all amounts of money received or realized by Administrative Agent pursuant to the Lease which are to be distributed to the Lessors (after payment of accrued but unpaid fees and expenses and indemnification payments payable to Administrative Agent in its capacity as Administrative Agent that remain unpaid for 30 days or more) shall be distributed to each Lessor pro rata, in accordance with each Lessor's Outstanding Investment and without preference or priority of any Lessor over another; provided, however, that in the case such moneys are insufficient to pay in full the whole amount due, owing and unpaid, then application shall be made in the manner set forth in Section 8.4 of the Lease. All payments to the Lessors shall be made in accordance with Section 3.2 of the Lease.

         Section 11.4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical), nationally recognized overnight courier or otherwise actually received or 5 Business Days after being deposited in the United States mail certified, postage prepaid, addressed as follows:

         If to Lessee:

                  Weatherford Enterra Compression Company, L.P.
                  5 Post Oak Park, Suite 1760
                  Houston, Texas 77027
                  Attn:    General Counsel
                  Fax:     (713) 297-8488

         If to Guarantor:

                  Weatherford International, Inc.
                  5 Post Oak Park, Suite 1760
                  Houston, Texas 77027
                  Attn:    General Counsel
                  Fax:     (713) 297-8488

         If to Administrative Agent:

                  ABN AMRO Bank N.V.
                  Syndications
                  1325 Avenue of the Americas
                  New York, New York 10019
                  Attn:    Linda Boardman
                  Fax:     212-314-1711

         With a copy to:

                  ABN AMRO Bank N.V.
                  208 South LaSalle Street, Suite 1500
                  Chicago, Illinois 60604-1003
                  Attn:    Credit Administration
                  Fax:     (312) 992-5111

         and

                  ABN AMRO Bank N.V.
                  3 Riverway
                  Suite 1700
                  Houston, Texas 77027
                  Attn:    Deanna Breland
                  Fax:     (713) 679-7533

         If to Documentation Agent:

                  Chase Bank of Texas, National Association
                  600 Travis Street
                  Twentieth Floor
                  Houston, Texas 77002
                  Attn:    Ki Allen
                  Fax:     (713) 216-4227

         If to the Lessors, to their respective addresses set forth on Schedule I hereto or at such other place as any such party may designate by notice given in accordance with this Section 11.4.

         Section 11.5 Transaction Costs; Other Expenses. Lessee shall pay or cause to be capitalized all Transaction Costs whether or not the transactions contemplated hereby close. In addition, Lessee shall pay or reimburse Administrative Agent and the Lessors for all other out-of-pocket costs and expenses (including allocated fees of internal counsel) reasonably incurred in connection with: (a) entering into, or the giving or (in the case of any amendments, supplements, waivers or consents proposed by Lessee or Guarantor) withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Agreements (including without limitation any legal services rendered in connection with or arising under Section 6.1 hereof), it being understood that Lessee shall only be required to pay for one firm of legal counsel to Administrative Agent and Lessors in respect of any transaction under this clause (a); (b) any Casualty or termination of the Lease or any other Operative Agreement; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Agreement; (d) the enforcement of the rights or remedies under the Operative Agreements; (e) further assurances requested pursuant to Section
11.13 hereof or any similar provision in other Operative Agreements; (f) any and all out-of-pocket expenses of Administrative Agent in connection with the Sale Option described in Section 11.3 of the Lease; (g) any transfer by Administrative Agent or a Lessor of any interest in the Operative Agreements during the continuance of an Event of Default; and (h) the fees referred to herein.

         Section 11.6 Counterparts. This Participation Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

         Section 11.7 Severability. Whenever possible, each provision of this Participation Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Participation Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Participation Agreement.

         Section 11.8 Successors and Assigns; Transfers. This Participation Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Lessee may not assign any of its rights and obligations under any Operative Agreement except as expressly provided in the Operative Agreements.

         No Lessor shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Agreements, any Collateral and its interest in the Equipment without the consent of Administrative Agent and, in the absence of a continuing Event of Default, Lessee, except that without the prior written consent of Administrative Agent or Lessee (x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business, provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless the other provisions of this Section are complied with,
(y) any Lessor may transfer all or any portion of its interest to (A) any other existing Lessor or (B) any Affiliate of such transferring Lessor and (z) any Lessor may transfer any or all of such right, title and interest upon the satisfaction of each of the following conditions:

         (a) Required Notice and Effective Date. Any Lessor desiring to effect a transfer of its interest hereunder shall give written notice of each such proposed transfer to Lessee and

Administrative Agent at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lessor, if any, and the date on which such transfer is proposed to become effective. Except in the case of a transfer by a Lessor to another existing Lessor or by a Lessor to an Affiliate, the transferring Lessor shall pay to Administrative Agent a transfer fee of $3,000. In the event of a transfer under this Section 11.8, any expenses incurred by the transferee in connection with its review of the Operative Agreements and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lessor, as they may determine, but shall not be considered costs and expenses which Lessee is obligated to pay or reimburse under Section 11.5, unless such transfer is being made pursuant to Section 7.6. No Lessor shall effect a transfer of its interests hereunder to any Person not incorporated under the laws of the United States or a State thereof unless such Person delivers to the Administrative Agent, for the benefit of the Lessee, upon the closing of such transfer, Forms 1001 or 4224 (or successor forms), in each case certifying that such transferee is entitled to receive payments hereunder and under the other Operative Agreements without deduction or withholding of any United States Federal income taxes. The Administrative Agent shall transmit such Forms to the Lessee immediately after such closing.

         (b) Assumption of Obligations. Any transferee pursuant to this Section
11.8 shall have executed and delivered to Administrative Agent a letter substantially in the form of the Investor's Letter attached hereto as Exhibit F, and thereupon the obligations of the transferring Lessor under the Operative Agreements shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Agreements to which its transferor was a party, shall be deemed the pertinent "Lessor" for all purposes of the Operative Agreements and shall be deemed to have made that portion of the payments pursuant to the Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Agreements to the pertinent "Lessor" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Administrative Agent shall deliver to each Lessor and Lessee a new Schedule I to this Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor (and the revised Commitment of the transferor Lessor if it shall not have transferred its entire interest).

         (c) Employee Benefit Plans. No Lessor may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessee or such Lessor or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

         (d) Amount of Commitment. Unless Lessee shall consent otherwise, no Lessor may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lessor retains any part of its Commitment) or transferee Lessor would have a combined Commitment and Outstanding Investment of less than $5,000,000.

         (e) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lessor may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Administrative Agent and Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 5.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Agreements).

         Each transferee of a Lessor pursuant to this Section 11.8 shall be entitled to the benefits of Articles VII and VIII; provided that no such transferee shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lessor would have been entitled to receive in respect of the amount of the Commitment transferred by such transferor Lessor to such transferee if such transfer had not occurred.

         SECTION 11.9 JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OPERATIVE AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 11.10 Captions; Table of Contents. Section captions and the table of contents used in this Participation Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Participation Agreement.

         Section 11.11 FINAL AGREEMENT. THIS PARTICIPATION AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND IN THE OTHER OPERATIVE AGREEMENTS. THIS PARTICIPATION AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 11.12 No Third-Party Beneficiaries. Nothing in this Participation Agreement or the other Operative Agreements shall be deemed to create any right in any Person not a party hereto or thereto (other than as set forth in Section 13.8 of the Lease and the permitted successors and assigns of Lessors, Administrative Agent and Lessee), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

         Section 11.13 Further Assurances. Lessee, at its expense, will promptly and duly execute and deliver all such documents and take such further action as may be necessary or appropriate in order to effect the intent or purpose of this Participation Agreement and the other Operative Agreements and to establish and protect the rights and remedies created or intended to be created in favor of the Lessors and Administrative Agent for the benefit of the Lessors, including, without limitation, if requested by Required Lessors at the expense of Lessee, the recording or filing of any Operative Agreement or any other document in accordance with the laws of the appropriate jurisdictions.

         Section 11.14 Reproduction of Documents. This Participation Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Bills of Sale and all other documents received by the Lessors or Administrative Agent in connection with the receipt and/or acquisition of the Equipment; and
(c) financial statements, certificates, and other information previously or hereafter furnished to Administrative Agent or any Lessor may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Participants agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.15 Consideration for Consents to Waivers and Amendments. Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lessor in connection with, in exchange for, or as an inducement to, such Lessor's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Agreement unless such consideration or benefit is offered ratably to all Lessors.

         Section 11.16 Submission to Jurisdiction. Any suit by Administrative Agent or any Lessor to enforce any claim arising out of the Operative Agreements may be brought in any state or Federal court located in New York, New York having subject matter jurisdiction, and with respect to any such claim, each Participant hereby irrevocably: (a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such Participant at its address specified in this Participation Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Lessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York, New York including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and
(B) any claim that Lessee is not subject to personal jurisdiction or service of process in such forum. Lessee agrees that any suit to enforce any claim arising out of the Operative Agreements or any course of conduct or dealing of Administrative Agent or any Lessor shall be brought and maintained exclusively in any state or Federal court located in New York, New York. Nothing in this
Section 11.16 shall affect the right of Administrative Agent or any Lessor to bring any action or proceeding against Lessee or any Equipment or other Collateral in the courts of any other jurisdiction. Lessee agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

                                    WEATHERFORD ENTERRA COMPRESSION
                                    COMPANY, L.P.,  as Lessee

                                    By:  /s/ Curtis W. Huff
                                        ------------------------------------
                                    Name Printed: Curtis W. Huff
                                                 ---------------------------
                                    Title: Senior Vice President and Secretary
                                          ----------------------------------

                                    ABN AMRO BANK N.V., not individually,
                                    but solely as Administrative Agent for
                                    the Lessors, Syndication Agent, and
                                    Arranger

                                    By:  /s/ Elizabeth B. McClellan
                                        ------------------------------------
                                    Name Printed: Elizabeth B. McClellan
                                                 ---------------------------
                                    Title: Vice President
                                          ----------------------------------

                                    By:  /s/ Laurie D. Flom
                                        ------------------------------------
                                    Name Printed: Laurie D. Flom
                                                 ---------------------------
                                    Title: Vice President
                                          ----------------------------------


                                    CHASE BANK OF TEXAS, NATIONAL
                                    ASSOCIATION, as Documentation Agent

                                    By: /s/ Ki Allen
                                        ------------------------------------
                                    Name Printed: Ki Allen
                                                 ---------------------------
                                    Title: Vice President
                                          ----------------------------------


                                    LESSORS:

                                    ABN AMRO BANK N.V.

                                    By:  /s/ Elizabeth B. McClellan
                                        ------------------------------------
                                    Name Printed: Elizabeth B. McClellan
                                                 ---------------------------
                                    Title: Vice President
                                          ----------------------------------

                                    By:  /s/ Laurie D. Flom
                                        ------------------------------------
                                    Name Printed: Laurie D. Flom
                                                 ---------------------------
                                    Title: Vice President
                                          ----------------------------------

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION

                                       By:  /s/ Ki Allen
                                           ------------------------------------
                                       Name Printed: Ki Allen
                                                    ---------------------------
                                       Title: Vice President
                                             ----------------------------------


                                       BANQUE NATIONALE DE PARIS

                                       By:  /s/ Warren Ross
                                           ------------------------------------
                                       Name Printed: Warren Ross
                                                    ---------------------------
                                       Title: Assistant Vice President
                                             ----------------------------------


                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:  /s/ Helen A. Carr
                                           ------------------------------------
                                       Name Printed: Helen A. Carr
                                                    ---------------------------
                                       Title: Vice President
                                             ----------------------------------


                                       FIRST UNION NATIONAL BANK

                                       By:  /s/ Robert R. Wetteroff
                                           ------------------------------------
                                       Name Printed: Robert R. Wetteroff
                                                    ---------------------------
                                       Title: Senior Vice President
                                             ----------------------------------


                                       SUNTRUST BANK, ATLANTA

                                       By:  /s/ Steven J. Newby
                                           ------------------------------------
                                       Name Printed: Steven J. Newby
                                                    ---------------------------
                                       Title: Corporate Banking Officer
                                             ----------------------------------

                                       By:  /s/ John A. Fields, Jr.
                                           ------------------------------------
                                       Name Printed: John A. Fields, Jr.
                                                    ---------------------------
                                       Title: First Vice President
                                             ----------------------------------

                                       BANK AUSTRIA CREDITANSTALT
                                       CORPORATE FINANCE, INC.

                                       By: /s/ Amy Rick
                                           ------------------------------------
                                       Name Printed: Amy Rick
                                                     --------------------------
                                       Title: Vice President
                                              ---------------------------------

                                       By: /s/ R. Temhave
                                           ------------------------------------
                                       Name Printed: R. Temhave
                                                     --------------------------
                                       Title: /s/ Senior Vice President
                                              ---------------------------------


                                       THE BANK OF NOVIA SCOTIA

                                       By: /s/ F. C. H. Ashby
                                           ------------------------------------
                                       Name Printed: F. C. H. Ashby
                                                     --------------------------
                                       Title: Senior Manager Loan Operations
                                              ---------------------------------


                                       DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG,
                                       CAYMAN ISLANDS BRANCH

                                       By: /s/ Mark K. Connelly
                                           ------------------------------------
                                       Name Printed: Mark K. Connelly
                                                     --------------------------
                                       Title: Vice President
                                              ---------------------------------

                                       By: /s/ Wolfgang Bollman
                                           ------------------------------------
                                       Name Printed: Wolfgang Bollman
                                                     --------------------------
                                       Title: Senior Vice President
                                              ---------------------------------


                                       THE ROYAL BANK OF SCOTLAND PLC

                                       By: /s/ Derek Busby
                                           ------------------------------------
                                       Name Printed: Derek Busby
                                                     --------------------------
                                       Title: Corporate Manager
                                              ---------------------------------


                                       THE BANK OF NEW YORK

                                       By: /s/ Helen L. Sarro
                                           ------------------------------------
                                       Name Printed: Helen L. Sarro
                                                     --------------------------
                                       Title: Assistant Vice President
                                              ---------------------------------

                                   SCHEDULE I
                                       TO
                             PARTICIPATION AGREEMENT

                 AGENT AND LESSOR ADDRESSES; LESSOR COMMITMENTS


ADMINISTRATIVE AGENT AND
SYNDICATION AGENT:                   ABN AMRO BANK N.V.
                                     (address set forth in Section 11.4)

DOCUMENTATION AGENT:                 CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                     (address set forth in Section 11.4)

LESSORS:

1.       ABN AMRO BANK N.V.
         Commitment: $30,000,000; Commitment Percentage: 15.00000000%

         Address for Notices ABN AMRO Bank N.V.
         1325 Avenue of the Americas, Ninth Floor
         New York, NY 10019
         Attention:  Agency Services
                         Linda Boardman
         Facsimile:  (212) 314-1712
         Telephone: (212) 314-1724

         Payment Instructions
         ABN AMRO Bank N.V.
         ABA Routing #026009580
         F/O ABN AMRO Bank N.V.
         Chicago CPU
         Account #650-001-1789-41
         Reference: Weatherford Enterra Compression Company, L.P.

2.       CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
         Commitment: $20,000,000; Commitment Percentage: 10.00000000%

         Address for Notices
         600 Travis Street
         Twentieth Floor
         Houston, Texas 77002
         Attention: Ki Allen
         Facsimile: (713) 216-4227
         Telephone:(713) 216-3657

         Payment Instructions
         CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
         ABA Routing #113000609
         For Further Credit to: Commercial Loan Clearing Account
         Account #0010-038-1673
         Reference: Weatherford Enterra Compression Company, L.P.

3.       BANQUE NATIONALE DE PARIS
         Commitment: $20,000,000; Commitment Percentage: 10.00000000%

         Address for Notices
         333 Clay Street
         Suite 3400
         Houston, TX 77002
         Attention: Warren Ross
         Facsimile: 713-659-1414
         Telephone: 713-951-1224

         Payment Instructions
         BANQUE NATIONALE DE PARIS
         ABA Routing# 026007689
         For further credit to: BNP Houston Agency
         Account #141011-001-69
         Reference: Weatherford Enterra Compression Company, L.P.
         Contact: Donna Rose

4.       THE FIRST NATIONAL BANK OF CHICAGO
         Commitment: $20,000,000; Commitment Percentage: 10.00000000%

         Address for Notices
         1100 Louisiana Street
         Suite 3200
         Houston, TX 77002
         Attention: Wendy Conwell
         Facsimile: 713-654-7300
         Telephone: 713-654-7345

         Payment Instructions
         THE FIRST NATIONAL BANK OF CHICAGO
         ABA Routing# 071000013
         Name of Account: DES Incoming Clearing A/C
         Account #75217653
         Reference: Weatherford Enterra Compression Company, L.P.
         Contact: John Beirne

5.       FIRST UNION NATIONAL BANK
         Commitment: $20,000,000; Commitment Percentage: 10.00000000%

         Address for Notices
         1001 Fannin Street
         Suite 2255
         Houston, TX 77002
         Attention: Scott Huffman
         Facsimile: 713-650-6354
         Telephone: 713-650-6402

         Payment Instructions
         FIRST UNION NATIONAL BANK
         ABA Routing# 053000219
         For further credit to: Attn: Debbie Blank RC3027
         Account #465906
         Reference: Weatherford Enterra Compression Company, L.P.

6.       SUNTRUST BANK, ATLANTA
         Commitment: $20,000,000; Commitment Percentage: 10.00000000%

         Address for Notices
         26 Park Place Drive
         24th Floor MC - 120
         Atlanta, GA 30303
         Attention: John Fields
         Facsimile: 404-827-6270
         Telephone: 404-724-8667

         Payment Instructions
         SUNTRUST BANK
         ABA Routing# 06100064
         For further credit to: Wire Clearing
         Account # 4088000112
         Reference: Weatherford Enterra Compression Company, L.P.
         Contact: Diane Grey

7.       BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.
         Commitment: $15,000,000; Commitment Percentage: 7.5%

         Address for Notices
         565 Fifth Avenue
         29th Floor
         New York, NY 10017
         Attention: Christine Renard
         Facsimile: 212-880-1040
         Telephone: 212-880-1033

         Payment Instructions
         CHASE MANHATTAN BANK
         ABA Routing# 021-000-021
         For further credit to: Bank Austria Creditanstalt
         Account #400921944
         Reference: Weatherford Enterra Compression Company, L.P.

8.       THE BANK OF NOVA SCOTIA
         Commitment: $15,000,000; Commitment Percentage: 7.5%

         Address for Notices
         1100 Louisiana Street
         Suite3000
         Houston, TX 77002
         Attention: Spencer Smith
         Facsimile: 713-752-2425
         Telephone: 713-752-0900

         Payment Instructions
         THE BANK OF NOVA SCOTIA
         ABA Routing# 026002532
         For further credit to: Atlanta Agency
         Account #0606634
         Reference: Weatherford Enterra Compression Company, L.P.

9.       DG BANK
         Commitment: $15,000,000; Commitment Percentage: 7.5%

         Address for Notices
         609 Fifth Avenue
         New York, NY 10017
         Attention: Mark K. Connelly
         Facsimile: 212-745-1556
         Telephone: 212-745-1560

         Payment Instructions
         DG BANK
         ABA Routing#845
         Federal Reserve Bank of New York
         Account #026008455
         Reference: Weatherford Enterra Compression Company, L.P.

10.      THE ROYAL BANK OF SCOTLAND PLC
         Commitment: $15,000,000; Commitment Percentage: 7.5%

         Address for Notices
         P.O. Box 72
         9 Rubislaw Terrace
         Aberdeen AB10 1YR     Scotland
         Attention: Derek Busby
         Facsimile: 01224 624042
         Telephone:01224 625615

         Payment Instructions
         Northern Trust Company New York
         S.W.I.F.T. Address - CNORUS33

         Account #10408320230
         For Account of Royal Bank of Scotland, London
         Reference: Weatherford Enterra Compression Company, L.P.

11.      THE BANK OF NEW YORK
         Commitment: $10,000,000; Commitment Percentage: 5%

         Address for Notices
         1 Wall Street
         22nd Floor
         New York, NY 10286
         Attention: Helen Sarro
         Facsimile: 212-635-6434
         Telephone: 212-635-6898

         Payment Instructions
         THE BANK OF NEW YORK
         ABA Routing# 021000018
         GLA#111-556
         Reference: Weatherford Enterra Compression Company, L.P.

                                   SCHEDULE II
                                       TO
                             PARTICIPATION AGREEMENT

                            DESCRIPTION OF EQUIPMENT

                                   SCHEDULE X

                                       TO
                             PARTICIPATION AGREEMENT

                                   DEFINITIONS


         The following terms (or other terms used or defined in any Operative Agreement which have meanings substantially similar or equivalent to the meanings assigned to such terms) shall have the following meanings for all purposes, and such meanings shall be equally applicable both to the singular and plural forms of the terms defined. Reference to schedules and exhibits in this
Schedule X shall mean Schedules and Exhibits attached to the Participation Agreement, except as otherwise indicated. All references to "the Equipment" or "all of the Equipment" or words of similar import shall be deemed to refer to all Equipment covered by the Lease Supplements then in effect.

         Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Guarantor on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Documentation Date, such that the defined terms set forth in this Schedule X or the covenants set forth in the Guaranty would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, (a) the Guarantor, the Lessee and the Lessors agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to the Operative Agreements in order to conform the defined terms set forth in this Section X or the covenants set forth in the Guaranty, or both, in such respects as shall reasonably be deemed necessary by the Required Lessors so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Guarantor shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Guarantor would have been in compliance therewith under GAAP as in effect immediately prior to such change.

         Interpretation. (a) In the Operative Agreements, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any gender includes each other gender;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the applicable Operative Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Agreements, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by the Operative Agreements;

                  (v) except as expressly provided to the contrary in the applicable Operative Agreement, reference to any agreement, document or instrument shall mean such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof;

                  (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit shall mean such Article or Section or such Schedule or Exhibit of the applicable Operative Agreement;

                  (vii) the word "including" (and with correlative meaning "include") shall mean including, without limiting the generality of any description preceding such term;

                  (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" shall mean "from and including" and the word "to" shall mean "to but excluding"; and

                  (ix) reference to any law, rule or regulation shall mean such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                           (b) The Article and Section headings and the Table of Contents of any Operative Agreement are for convenience only and shall not affect the construction thereof.

                           (c) No provision of any Operative Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   DEFINITIONS

         "Actions" shall mean collectively, all actions, causes of action, suits, proceedings (including any investigations, litigation or inquiries), claims, demands or arbitration.

         "Actual Knowledge" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person and shall include, without limitation, receipt of a notice of such matter by any such Responsible Officer.

         "Administrative Agent" shall mean ABN AMRO Bank N .V.

         "Advances" shall mean any funds advanced by Administrative Agent to purchase Equipment on behalf of Lessee pursuant to Section 2.2 of the Participation Agreement.

         "Affected Lessor" shall have the meaning provided in Section 7.6 of the Participation Agreement.

         "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" and "controlled"), when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. No Person shall be considered an Affiliate of Administrative Agent unless such Person directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Administrative Agent solely in its capacity as agent under the Lease.

         "Agency Fee" shall have the meaning provided in Section 9.10 of the Participation Agreement.

         "Agent's Corporate Office" shall mean the principal corporate office of Administrative Agent, which office is, on the date the Participation Agreement is executed by all parties thereto, located at the address for Administrative Agent set forth in Section 11.4 of the Participation Agreement.

         "Agents" shall mean Administrative Agent and Documentation Agent, collectively, and "Agent" shall mean either Administrative Agent or Documentation Agent, as applicable.

         "Allocation Fraction" of any item of Equipment shall mean a fraction, the numerator of which is the Purchase Price of such Equipment and the denominator of which is the aggregate Purchase Price of all of the Equipment then subject to the Lease, including such Equipment.

         "Alter" shall have the meaning provided in Section 5.5(a) of the Lease.

         "Alternate Base Rate" shall mean, for any period, an interest rate per annum equal to the greater of (a) the prime rate for that day for loans denominated in Dollars quoted by the Administrative Agent and (b)(i) the Federal Funds Effective Rate most recently determined by Administrative Agent plus (ii) one-half of one percent (0.50%). If said rate changes from time to time after the date of the Participation Agreement, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to Lessee or any Lessor, as of the effective time of each change.

         "Applicable Margin" shall mean at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:


    PERFORMANCE                 LIBOR RATE                   ALTERNATE BASE RATE
       LEVEL                APPLICABLE MARGIN                 APPLICABLE MARGIN
    -----------             -----------------                -------------------
         I                        .700%                               0
         II                       .750%                               0
        III                       .825%                               0
         IV                       .950%                               0
         V                        1.20%                               0


The Applicable Margin Percentage for each LIBO Rate Funding made pursuant to the Participation Agreement shall be determined by reference to the Performance Level in effect from time to time.

         "Appraisal" shall mean each appraisal of the Equipment from an Appraiser received pursuant to the terms of the Participation Agreement or the Lease.

         "Appraised Value" shall mean, with respect to any item of Equipment as of any date of determination, the value in use of such Equipment at the end of the Base Period as set forth on the Appraisal therefor.

         "Appraiser" shall mean American Appraisal Associates, Inc., or such other Person as is selected by Lessee and Administrative Agent.

         "Arrangement Fee" shall mean the arrangement fee referred to in the Fee Letter Agreement.

         "Arranger" shall mean ABN AMRO Bank N.V.

         "Assumed Interest Rate" shall mean, as of the date of any Funding, the Interest Rate that would have been applicable for purposes of calculating Variable Rent under the Lease in the event that the Delivery Date to which such Funding relates had occurred on such date.

         "Assurance" shall mean, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) or obligations as an account party in respect of letters of credit, direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase securities or to purchase, sell or lease property (whether as lessee or lessor), products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the securities, property, products, materials or supplies, or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Assurance shall be an amount equal to the lesser of the stated or determinable amount of the primary obligation in respect of which such Assurance is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Authority" shall mean any: (a) Federal, state, local or (if any Equipment or any component thereof has been moved outside of the United States) foreign, tribunal, legislative body, governmental subdivision, administrative agency or other governmental authority; or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over Lessee, Administrative Agent, any Lessor or any Equipment (or any component thereof).

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, as the same may be amended and together with any successor statutes.

         "Bankruptcy Law" means the Bankruptcy Code, and any applicable Federal, state, local or other jurisdictional insolvency, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors.

         "Base Period" shall mean the period commencing on the Documentation Date ending on the fifth anniversary thereof.

         "Basic Rent" shall mean all installments of Fixed Rent, if any, and Variable Rent due and payable by Lessee on each Payment Date during the Base Period or Renewal Term, if any.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Board of Directors" shall mean, with respect to any Person, the Board of Directors of such Person (or of its (managing) general partner or managing member, as the case may be), or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" shall mean any day on which:

                  (i) Federal and state chartered banks in Chicago, Illinois, New York, New York and Houston, Texas are open for commercial banking business; and

                  (ii) solely with respect to determinations of Variable Rent and Rent Periods, dealings in Dollars are carried on in the London interbank market.

         "Business Transfer" shall have the meaning provided in Section 13.10 of the Lease.

         "Capital Lease" shall mean, as to any Person, any lease in respect of which the rental obligation of such Person constitutes a Capitalized Lease Obligation.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

         "Capitalized Lease Obligation" shall mean, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of the Operative Agreements, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Capitalized Transaction Costs" shall mean Transaction Costs which are capitalized under the terms of the Participation Agreement and Lease.

         "Casualty" shall mean any of the following events in respect of any item of Equipment: (a) the loss of such Equipment or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Equipment permanently unfit for normal use for any reason whatsoever; (b) any damage to such Equipment which results in an insurance settlement with respect to such Equipment on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Equipment; (d) as a result of any rule, regulation, order or other action by any Authority, the use of such Equipment in the normal course of business shall have been prohibited, directly or indirectly, for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Equipment by the Lessee thereof or, in any event, if use of such Equipment shall have been prohibited, directly or indirectly, for a period of twelve consecutive months; or (e) the operation or location of such Equipment, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to such Equipment required by the terms of Section 7.1 of the Lease, if Lessee shall be unable to obtain indemnity in lieu thereof from such Authority; provided that for the purpose of the foregoing clause (e), if such Equipment shall be returned to Lessee prior to the Casualty Settlement Date in such condition that a Casualty would not otherwise be deemed to exist with respect thereto, then such event shall, at the option of Lessee, not constitute a Casualty.

         "Casualty Amount" of any Equipment shall mean, with respect to any Casualty, an amount equal to the product of (a) the Lease Balance on the date of such Casualty and (b) the Allocation Fraction of such Equipment.

         "Casualty Notice" shall have the meaning provided in Section 6.1 of the Lease.

         "Casualty Proceeds" shall have the meaning provided in Section 6.2 of the Lease.

         "Casualty Settlement Date" shall have the meaning provided in Section 6.1(a) of the Lease.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         "Change of Control" shall mean an event or series of events by which
(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Execution Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Execution Date) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Documentation Date, except that a person or such group shall be deemed to have "beneficial ownership" of all shares that any such person or such group has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Guarantor; (b) the Guarantor consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the Guarantor, in each of the foregoing cases, in a transaction not otherwise permitted by Section 4.02 of the Guaranty; (c) the Guarantor conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the Guarantor approve any plan of liquidation or dissolution of the Guarantor; or
(e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of the Guarantor (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Guarantor, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Guarantor then in office.

         "Change of Control Event" shall mean (a) the execution of any definitive agreement which when fully performed by the parties thereto, would result in a Change of Control; or (b) the commencement of a tender offer pursuant to Section 14(d) of the Exchange Act that would result in a Change of Control if completed.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, from time to time, and the regulations promulgated thereunder.

         "Collateral" shall mean all of Lessee's right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

                  (a) the Equipment;

                  (b) the Subleases;

                  (c) all contracts necessary to purchase, operate and maintain the Equipment, including all warranties;

                  (d) any rebate, offset or other similar rights under a purchase order, invoice or purchase agreement with any manufacturer of any Equipment;

                  (e) a copy of all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing; and

                  (f) all products, accessions and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in subsections (a), (b), (c), (d) and
         (e) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         "Commitment(s)" for each Lessor shall mean the amount set forth in
Schedule I to the Participation Agreement across from the name of such Lessor.

         "Commitment Fee" shall have the meaning provided in Section 2.5 of the Participation Agreement.

         "Commitment Percentage" shall mean, with respect to each Lessor, the quotient (expressed as a percentage) of such Lessor's Commitment divided by the Total Commitment.

         "consolidated" shall mean any Person whose financial condition and results of operations are required in accordance with GAAP to be shown on a consolidated basis with the financial condition and results of operations of the Guarantor or Lessee, as the case may be.

         "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income of the Guarantor and its consolidated Subsidiaries for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (a) all income taxes (including state franchise taxes based on income) of the Guarantor and its consolidated Subsidiaries paid or accrued according to GAAP for such period; (b) Consolidated Interest Expense of the Guarantor and its consolidated Subsidiaries for such period; (c) depreciation and amortization of the Guarantor and its consolidated Subsidiaries for such period determined in accordance with GAAP; and (d) other non-cash charges (excluding any such non-cash charges to the extent they require an accrual of, or reserve for, cash charges for any future periods) for such period determined in accordance with GAAP, and decreased (to the extent added in determining Consolidated Net Income) by any non-cash credits for such period determined in accordance with GAAP.

         "Consolidated Indebtedness" shall mean, at the date of any determination thereof, Indebtedness of the Guarantor and its consolidated Subsidiaries (other than Interest Rate Risk Indebtedness, Derivatives Obligations, and contingent obligations in respect of letters of credit) determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean (without duplication), with respect to the Guarantor and its consolidated Subsidiaries for any period, the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period in respect of (i) all Indebtedness of the Guarantor and its consolidated Subsidiaries, plus (ii) the Debentures, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" of the Guarantor shall mean, for any period, the net income or loss of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded, without limitation, from such net income (to the extent otherwise included therein):

                  (a) net extraordinary gains and losses;

                  (b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

                  (c) the net income of any Person in which the Guarantor or any consolidated Subsidiary has a joint equity interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Guarantor or such Subsidiary by such other Person during such period;

                  (d) the net income of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated with the Guarantor or any consolidated Subsidiary or prior to the date its assets are acquired by the Guarantor or any of the consolidated Subsidiaries, except that the foregoing shall not apply to any business acquisition accounted for as a pooling of interests;

                  (e) the net income of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

                  (f) any gains or losses attributable to write-ups or write-downs of assets other than in the ordinary course of business;

                  (g) foreign currency translations or adjustments; and

                  (h) pooling and restructuring charges incurred as a result of the Merger.

         "Corporation" shall mean corporations, joint stock associations and business trusts.

         "Credit Agreement" shall mean the Guarantor's Amended and Restated Credit Agreement dated as of May 27, 1998, as it may from time to time be amended, modified, restated or supplemented.

         "Debenture Indenture" shall mean the Indenture dated as of October 15, 1997, from the Guarantor to The Chase Manhattan Bank, as Trustee, as amended and supplemented to the Documentation Date.

         "Debentures" shall mean the Guarantor's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 issued pursuant to the Debenture Indenture.

         "Defaulting Lessor" shall have the meaning provided in Section 2.1(c) of the Participation Agreement.

         "Default Rate" shall mean, at any time, the rate per annum which is two percent (2%) higher than the Interest Rate then in effect.

         "Delivery Date(s)" shall mean each of the actual dates during the Interim Period on which the transactions contemplated in Article II of the Participation Agreement are completed.

         "Delivery Date Closing" shall mean, with respect to a Delivery Date, the completion of those transactions described in Article II of the Participation Agreement.

         "Delivery Date Notice" shall have the meaning provided in Section 3.1 of the Participation Agreement.

         "Deposit Account" shall have the meaning provided in Section 6.2 of the Lease.

         "Derivatives Obligations" shall mean, as to any Person all obligations of such Person in respect of any swap transaction, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of foregoing transactions) or any combination of the foregoing transactions, entered into in the ordinary course of business of such Person for the purpose of hedging and not for speculative purposes.

         "Distributions" shall mean, for any period of measurement, and include with respect to any Corporation the following: (a) the declaration or payment of any dividend or distribution on or in respect of shares of any class of capital stock of such Corporation, except dividends payable solely in shares of such Corporation's capital stock; and (b) any other loan, dividend, or distribution for any purpose from such Corporation (however characterized), including inter-company loans (other than loans to a Subsidiary by Lessee or another Subsidiary) and guarantees, to or for the benefit of any or all of its shareholders, whether paid on or in respect of shares of any class of the capital stock of such Corporation or otherwise.

         "Documentation Agent" shall mean Chase Bank of Texas, National Association.

         "Documentation Date" shall mean the date of execution and delivery of the Lease, the Participation Agreement and the Guaranty.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Environmental Claim" shall mean any claim, notice of claim, complaint, notice of violation, letter, or other assertion or inquiry of any kind concerning any asserted or actual violation of or liability under any Environmental Law or any asserted or actual violation or liability relating to any Hazardous Substance.

         "Environmental Law" shall mean all federal, state, provincial or local laws, statutes, rules, regulations, ordinances and codes, together with all final administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to the protection of the environment or the disposal of hazardous waste.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or results in non-compliance with any applicable Environmental Laws or results in a written complaint or other written claim from a Governmental Authority with respect to any Environmental Laws.

         "Equipment" shall mean each item of Equipment listed on Schedule I to any Lease Supplement, and any substitutions therefor, replacements thereof and additions thereto from time to time pursuant to the Operative Agreements.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S.
Department of Labor thereunder.

         "ERISA Affiliate" shall mean (a) all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414 of the Code and (b) any Subsidiary of the Guarantor.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Event of Default" shall have the meaning provided in Section 8.1 of the Lease.

         "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor).

         "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter Agreement" shall mean that certain letter agreement regarding fees dated October 29, 1998 from Administrative Agent and Documentation Agent to Guarantor.

         "Fixed Rent" shall mean, for each Renewal Term, that portion of the installment of Rent payable on such Payment Date representing amortization of the Purchase Price for the Equipment and Capitalized Transaction Costs, if any, as determined by Lessors pursuant to Section 3.1(b) of the Lease.

         "Funding" shall have the meaning provided in Section 2.1 of the Participation Agreement.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board.

         "Governmental Authority" shall mean any governmental authority of the United States of America, any State of the United States, or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or lawfully asserting jurisdiction over either Agent, any Lessor, the Guarantor, Lessee or any Equipment (or any component thereof).

         "Guarantor" shall mean Weatherford International, Inc., a Delaware corporation.

         "Guarantor Debt Rating" shall mean, with respect to the Guarantor as of any date of determination, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any non-credit enhanced long-term senior debt issued or to be issued by the Guarantor. For purposes of the foregoing:

                  (a) if only one of S&P and Moody's shall have in effect a Guarantor Debt Rating, the Applicable Margin shall be determined by reference to the available rating;

                  (b) if, at any time, neither S&P nor Moody's shall have in effect a Guarantor Debt Rating, the Applicable Margin shall be set in accordance with Performance Level V under the definition of "Applicable Margin";

                  (c) if the ratings established by S&P and Moody's shall fall within different Performance Levels, the Applicable Margin shall be based upon the lower rating; provided, however, that, if the higher of such ratings is two or more Performance Levels above the lower of such ratings, the Applicable Margin shall be based upon the rating that is one Performance Level above the lower rating;

                  (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change; and

                  (e) if S&P or Moody's shall change the basis on which ratings are established by it, each reference to the Guarantor Debt Rating announced by S&P or Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

         "Guaranty" or Guaranty Agreement" shall mean the Guaranty Agreement dated as of the Documentation Date between the Guarantor and Administrative Agent, for the benefit of Lessors.

         "Guaranty Default" shall have the meaning provided in Section 5.01 of the Guaranty.

         "Hazardous Substance" shall mean any hazardous materials, hazardous waste, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, polychlorinated biphenyls.

         "Impositions" shall mean all fees (including, but not limited to, license, documentation, recording or registration fees) and taxes (including but not limited to all income, sales, use, lease, sublease, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever), together with any penalties, fines or additions to tax or interest thereon.

         "Incipient Default" shall mean an event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

         "Indebtedness" shall mean (without duplication), with respect to any Person, (a) any liability (other than the Debentures) of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (ii) evidenced by a bond, note, debenture or similar instrument, (iii) for the balance deferred and unpaid of the purchase price for any property or any obligation upon which interest charges are customarily paid (except for trade payables arising in the ordinary course of business), or (iv) for the payment of money relating to the principal portion of any Capitalized Lease Obligation; (b) any obligation of any Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) a consensual Lien on property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (c) all net obligations of such Person as of the date of a required calculation of any Derivatives Obligations; (d) all Assurances of such Person of the Indebtedness of any other Person of the type referred to in clause (a) or (c); (e) Interest Rate Risk Indebtedness of such Person; and (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to above.

         "Indemnitee(s)" shall mean each of Administrative Agent, Arranger, Syndication Agent and Documentation Agent, in both their individual and agent capacities, the Lessors, any Affiliate of any of them and any assignee, officer, director, employee, attorney or agent of any of them.

         "Initial Delivery Date" shall mean the first Delivery Date completed pursuant to Article II of the Participation Agreement.

         "Interest Coverage Ratio" shall mean, at the end of each fiscal quarter, the ratio of (a) Consolidated EBITDA for the fiscal quarter then ended and for the immediately preceding three fiscal quarters to (b) Consolidated Interest Expense (excluding interest accrued in respect of the Debentures but not actually paid in cash) for such four fiscal quarters.

         "Interest Rate" shall mean the rate per annum equal to the sum of the LIBO Rate for such Rent Period plus the Applicable Margin, unless and to the extent that the Alternate Base Rate plus the Applicable Margin shall apply as a result of the application of provisions of Section 7.3 or 7.4 of the Participation Agreement.

         "Interest Rate Risk Indebtedness" shall mean all obligations and Indebtedness of the Guarantor with respect to the program for the hedging of interest rate risk provided for in any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by the Guarantor for the purpose of reducing the Guarantor's exposure to interest rate fluctuations and not for speculative purposes, approved in writing by Administrative Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

         "Interim Period" shall mean the period commencing on the Documentation Date and ending on the first anniversary thereof.

         "Investment" shall mean the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity of any other Person; any loan, advance or extension of credit to, or contribution to the capital of, any other Person (other than cash equivalents and other than extensions of credit resulting from the sale of goods (where Lessee retains title to or a security interest in any equipment sold) or rendering of services in the ordinary course of the Lessee's equipment leasing business); any real estate held for sale or investment; any commodities futures contracts held other than in connection with bona fide hedging transactions; any other investment in any other Person; and the making of any commitment or acquisition of any option to make an Investment.

         "Investment Percentage" shall mean, with respect to each Lessor as of any date of determination, the quotient (expressed as a percentage) of such Lessor's Outstanding Investment divided by the Lease Balance.

         "IRS" shall mean the Internal Revenue Service.

         "ISDA" shall mean the International Swaps and Derivatives Association, Inc.

         "Law" shall mean collectively, any law (including any zoning law or ordinance, ERISA, or any Environmental Law), treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, write, determination, award, permit, license, authorization, direction, requirement or decision of or agreement with or by any Governmental Authority.

         "Lease" shall mean that certain Master Lease Intended as Security, dated as of December __, 1998 by and between Administrative Agent and Lessee, substantially in the form of Exhibit A to the Participation Agreement, as amended, modified or supplemented from time to time in accordance with the Participation Agreement.

         "Lease Balance" shall mean, as of any determination date, the aggregate Purchase Price of all of the Equipment plus all Capitalized Transaction Costs, minus all amounts of Fixed Rent, if any, actually paid to the date of determination and all Reduction Amounts actually paid to the date of determination.

         "Lease Commencement Date" shall have the meaning provided in Section
2.2 of the Lease.

         "Lease Supplement" shall have the meaning provided in Section 3.5 of the Participation Agreement.

         "Lease Term" shall mean the Base Period (including the Interim Period) and all exercised Renewal Terms, if agreed to by the parties.

         "Lessee" shall mean Weatherford Enterra Compression Company, L.P., a Delaware limited partnership.

         "Lessee Purchase Option" shall have the meaning provided in Section 11.1(b) of the Lease.

         "Lessee Risk Amount" shall mean, on any date, an amount equal to the product of (i) eighty-five and one-half percent (85.5%) times (ii) the aggregate Purchase Price of all Equipment subject to the Lease plus all Capitalized Transaction Costs.

         "Lessor Commitment" shall mean, with respect to each Lessor, the amount set forth opposite such Lessor's name on Schedule I to the Participation Agreement.

         "Lessor Liens" shall mean Liens or other conveyances resulting from any act of or claim against Agent in its individual capacity (or any Person claiming by, through or under Administrative Agent in its individual capacity) or any Lessor, in each case arising out of any event or condition not related to the exercise of such Person's rights or the performance of its duties expressly provided under any Operative Agreement.

         "Lessor Risk Amount" shall mean, on any date, an amount equal to the product of (i) fourteen and one-half percent (14.5%) times (ii) the aggregate Purchase Price of all Equipment subject to the Lease plus all Capitalized Transaction Costs.

         "Lessors" shall mean each of the Persons identified as a Lessor in
Schedule I to the Participation Agreement and those Persons to whom the interests in the Lease and the Collateral shall have been transferred or assigned by a Lessor from time to time in accordance with the provisions of the Lease and the Participation Agreement.

         "LIBO Rate" shall mean, relative to any Rent Period with respect to the Lease Balance, the rate per annum determined by Administrative Agent to be:

                  (a) the offered rate per annum at which deposits in United States Dollars appear on the Telerate Page 3750 (or any successor page), or

                  (b) if such offered rate is not available, then the rate per annum at which deposits in United States Dollars appear on the Reuters Screen LIBO Page (or any successor page), or

                  (c) if neither of the foregoing offered rates is available, the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent in the

         London interbank market, determined in any case as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an amount approximately equal to the amount of the Lease Balance and for a period approximately equal to such Rent Period.

         "Lien" shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind including any conditional sale or other title retention agreement or any lease (excluding, however (except with respect to the Equipment) any lease that is not a Capital Lease) in the nature thereof (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind; provided, however, that "Lien" shall not include or cover (i) setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations, arising under ISDA standard documents or otherwise customary in swap or hedging transactions; and (ii) setoff rights of banks party to Derivative Obligations which rights arise in the ordinary course of customary banking relationships.

         "Material Adverse Effect" shall mean, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the Guarantor and its consolidated Subsidiaries taken as a whole, (b) the impairment of (i) the ability of the Lessee and the Guarantor collectively to perform their payment or other material obligations under the Lease, the Guaranty or any other Operative Agreement or (ii) the ability of either Administrative Agent or the Lessors to realize the material benefits intended to be provided by the Guarantor and the Lessee (taken as a whole) under the Operative Agreements or (c) the subjection of either Agent or any Lessor to any civil or criminal liability arising in connection with the Operative Agreements.

         "Material Subsidiary" shall mean, at any date, a consolidated Subsidiary the Capital Stock of which is owned by the Guarantor and/or one or more Subsidiaries and that either (a) has total assets in excess of 5% of the total assets of the Guarantor and its consolidated Subsidiaries, in each case as determined in accordance with GAAP or (b) has gross net revenues in excess of 5% of the consolidated gross revenues of the Guarantor and its consolidated Subsidiaries based, in each case, on the most recent audited consolidated financial statements of the Guarantor.

         "Merger" shall have the meaning provided in the introduction to the Credit Agreement.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Worth" shall mean, as to the Guarantor and the Subsidiaries, on a consolidated basis, at any date of determination thereof, the sum of (a) the par value or stated value of its Capital Stock, plus (b) capital in excess of par or stated value of shares of its Capital Stock, plus (or minus in the case of a deficit), (c) retained earnings or accumulated deficit, as the case may be, plus
(d) and any other account which, in accordance with GAAP, constitutes stockholders' equity, excluding (e) any treasury stock, and (f) the effects upon net worth resulting from the translation of foreign currency denominated assets into Dollars.

         "Officer's Certificate" shall mean a certificate executed on behalf of any entity by its President, one of its Vice Presidents, its Chief Financial Officer, its Treasurer, its Assistant Treasurer or its Controller.

         "Operative Agreement(s)" shall mean the Participation Agreement, the Lease, the Lease Supplements, the Delivery Date Notices, the Guaranty, the Subleases, the Bills of Sale and each UCC financing statement filed or to be filed from time to time with respect to the security interests created pursuant to the Lease.

         "Other Lessors" shall have the meaning provided in Section 11.3 of the Lease.

         "Outstanding Investment" of any Lessor as of any date of determination shall mean the aggregate amount funded by such Lessor pursuant to Section 2.1 of the Participation Agreement (but excluding amounts returned to such Lessor pursuant to Section 2.4 of the Participation Agreement), reduced by all Fixed Rent, if any, paid to Administrative Agent for the account of such Lessor and all Reduction Amounts paid to Administrative Agent for the account of such Lessor.

         "Part(s)" shall mean all parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to any Equipment.

         "Partial Casualty" shall mean any loss, damage, destruction, taking by eminent domain, loss of use or theft of any portion of a Equipment which does not constitute a Casualty.

         "Participant(s)" shall mean any or all of the parties to the Participation Agreement.

         "Participation Agreement" shall mean the Participation Agreement, dated as of December 8, 1998, entered into among Lessee, Agents, Arranger and Lessors, as amended, modified or supplemented from time to time in accordance with its terms.

         "Payment Date" shall mean with respect to the Base Period and each Renewal Term, if any, (a) as to any Basic Rent calculated based on the Alternate Base Rate, the last Business Day of each March, June, September and December to occur while such Basic Rent is calculated based on the Alternate Base Rate, (b) as to any Basic Rent calculated based on the LIBO Rate having a Rent Period of three months or less, the last day of such Rent Period and (c) as to any Basic Rent calculated based on the LIBO Rate having a Rent Period longer than three months, each day which is three months after the first day of such Rent Period and the last day of such Rent Period.

         "Payment Default" shall mean an Event of Default described in Section 8.1(a) of the Lease.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" shall mean, with respect to any Person, a "pension plan" as such term is defined in section 3(2) of ERISA which is subject to Title IV of ERISA and to which such Person may have any liability or contingent liability, including, but not limited to, liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason or being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Performance Level" shall mean a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

         "Performance Level I" shall mean, at any date of determination, the Guarantor shall have a Guarantor Debt Rating in effect on such date of at least A- by S&P and at least A3 by Moody's.

         "Performance Level II" shall mean, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I and
(b) the Guarantor shall have a Guarantor Debt Rating in effect on such date of at least BBB+ by S&P and at least Baa1 by Moody's.

         "Performance Level III" shall mean, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Guarantor shall have a Guarantor Debt Rating in effect on such date of at least BBB by S&P and at least Baa2 by Moody's.

         "Performance Level IV" shall mean, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the Guarantor shall have a Guarantor Debt Rating in effect on such date of at least BBB- by S&P and at least Baa3 by Moody's.

         "Performance Level V" shall mean, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

         "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Equipment or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (c) any Lien or Imposition; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Lease or the right, title or interest of Administrative Agent or any Lessor in or to any of the Equipment or the right of Administrative Agent or any Lessor to receive payment of Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of the Equipment or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

         "Permitted Lessor Liens" shall mean Lessor Liens: (a) for taxes of Administrative Agent or Documentation Agent or a Lessor either not yet due or being challenged by a Permitted Contest; (b) arising out of judgments or awards against Administrative Agent or Documentation Agent or a Lessor with respect to which at the time an appeal or proceeding for review is being prosecuted by a Permitted Contest; and (c) arising out of Liens arising voluntarily (but excluding consensual security interests created by way of the Lessors) in the ordinary course of business of Administrative Agent or Documentation Agent or a Lessor for amounts the payment of which is either not delinquent or is being contested by a Permitted Contest.

         "Permitted Liens" shall mean:

                  (a) when used with respect to the Lessee and the Equipment in the Operative Agreements:

                           (i) any rights (including, without limitation, security interests) in favor of Administrative Agent or Lessors under the Operative Agreements and any rights of any Persons entitled to use of the Collateral in accordance with Section 5.2 of the Lease; (ii) any Lien, (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics, repairmen or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (iii) any Lessor Lien or any Lien arising out of any breach by any Lessor of its obligations under the Operative Agreements; and
         (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested in good faith and by appropriate proceedings; (vi) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, zoning and land use restrictions and other similar title exceptions or encumbrances affecting real property that were not incurred in connection with the incurrence of indebtedness, so long as such Liens do not involve a reasonable danger of sale, forfeiture or loss of all or any material portion of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (vii) any Lien incurred in the ordinary course of business to secure performance of statutory obligations; and (viii) Subleases permitted under the Lease; and

                  (b) when used with respect to the Guarantor and its Subsidiaries (other than, as to the Equipment only, the Lessee) in the
         Guaranty:

                           (i) Liens, not otherwise permitted under any other provision of this definition, securing Indebtedness permitted under the Guaranty in an aggregate principal amount at any time outstanding which does not exceed 12% of Net Worth; (ii) Liens for taxes or unpaid utilities not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Guarantor or the Subsidiaries, as the case may be, in conformity with GAAP; (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iv) pledges or deposits or deemed trusts in connection with workers' compensation, unemployment insurance, pension, employment or other social security legislation;
         (v) easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Guarantor or any Subsidiary; (vi) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP; (vii) Liens on the assets of any entity or asset existing at the time such asset or entity is acquired by the Guarantor or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the Guarantor or any Subsidiary; (ii) do not extend to any other assets of the Guarantor or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Guaranty; (viii) Liens securing Indebtedness of the Guarantor or its Subsidiaries not prohibited by Section 4.04 of the Guaranty incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created not more than 90 days after the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased; (ix) Liens incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (x) leases or subleases granted to others not interfering in any material respect with the business of the Guarantor or any Subsidiary; (xi) Liens to secure obligations arising from statutory or regulatory requirements; (xii) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under the Guaranty;
         (xiii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Guarantor or any Subsidiary on deposit with or in possession of such bank; (xiv) any renewal or refinancing of or substitution for, or any extension or modification of any maturity date for any Indebtedness secured by, any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and (xv) Liens granted or Letters of Credit issued in connection with the obligations of Grant Prideco, Inc. incurred in connection with the TBT Leases (as such terms are defined in the Credit Agreement).

         "Person" shall mean any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.

         "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Guarantor or Lessee or any ERISA Affiliate for employees of the Guarantor or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Guarantor or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Purchase Price" shall mean, for any item of Equipment, the purchase price therefor set forth in the Lease Supplement pursuant to which such item of Equipment is subjected to the Lease.

         "Reduction Amount" shall mean amounts paid by Lessee to Administrative Agent, for the benefit of the Lessors, for the purchase of any Equipment pursuant to Section 6.1 or 6.2 of the Lease, provided that "Reduction Amounts" shall not include any Rents, or any costs, expenses or taxes to be paid by Lessee in connection with any such purchase, sale or transfer.

         "Regulation U" shall mean Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Related Person" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in section 414 of the Code.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Renewal Option" shall mean the meaning provided in Section 11.1(a) of the Lease.

         "Renewal Rent" shall mean, with respect to the Lease or any Lease Supplement (as the context may require), all payments of Fixed Rent and Variable Rent due and payable by Lessee on each Payment Date during the applicable Renewal Term, if any, as agreed to by the parties to the Lease.

         "Renewal Term" shall have the meaning provided in Section 2.3 of the Lease.

         "Rent" shall mean Basic Rent and/or Renewal Rent, as the context may require.

         "Rent Period" shall mean, for the Base Period or any Renewal Term, the period beginning on the first day of such Base Period or Renewal Term and ending on (but excluding) the date which numerically corresponds to such date one, two, three or six months thereafter and each successive period of one, two, three or six months commencing on the last day of such preceding one, two, three or six month period and ending on (but excluding) such numerically corresponding day; provided, however, that (a) if such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period shall end on the next following Business Day, unless (solely for purposes of determining Rent Periods in connection with calculating Variable Rent on a LIBO Rate basis) such next following Business Day is the first Business Day of a calendar month, in which case such Rent Period shall end on the Business Day immediately preceding such numerically corresponding day, and (b) no Rent Period may end later than the last day of the Lease Term.

         "Replaced Part" shall have the meaning provided in Section 5.4(a) of the Lease.

         "Replacement Equipment" shall mean any item of Equipment duly substituted for another item of Equipment in accordance with the provisions of the Operative Agreements, as contemplated by Sections 6.1 and 6.2 of the Lease.

         "Replacement Part" shall have the meaning provided in Section 5.4(a) of the Lease.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Required Lessors" shall mean, at a particular time, the holders of at least 51% of the aggregate Outstanding Investment.

         "Responsible Officer" of any Person shall mean (a) when used in the definition of the term "Actual Knowledge": (i) in the case of any business corporation, the chairman of the board of directors of such corporation if such chairman is an officer of such corporation, the president, any vice president or any assistant vice president of such corporation, the secretary or any assistant secretary of such corporation or the treasurer or any assistant treasurer of such corporation; (ii) in the case of any partnership, a general partner (if such general partner is an individual), or a Responsible Officer of a corporate general partner, of such partnership or the general manager of such partnership or any assistant general manager of such partnership; and (iii) in the case of any commercial bank or trust company, the chairman or vice chairman of the board of directors or trustees of such bank or trust company, the chairman or vice chairman of the executive committee of the board of directors or trustees of such bank or trust company, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or any assistant trust officer of such bank or trust company, the controller or any assistant controller of such bank or trust company, any executive or senior assistant or second vice president of such bank or trust company or any other individual who is employed by such bank or trust company and customarily performs functions similar to those performed by any of the other officers of such bank or trust company referred to herein, and (b) when used in the Guaranty or otherwise with respect to either the Guarantor or the Lessee, the President, the chief financial officer, the controller or any vice president of such Person or an individual specifically authorized by the Board of Directors of such Person to sign on behalf of such Person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "Sale Option" shall have the meaning provided in Section 11.1(c) of the Lease.

         "Schedule X" shall mean this Schedule to the Participation Agreement.

         "Securities Act" shall have the meaning provided in Section 5.1(cc) of the Participation Agreement.

         "Sublease" shall mean a sublease of Equipment entered into in accordance with Section 5.2 of the Lease.

         "Sublessee" shall mean the lessees or sublessee under any Sublease.

         "Subsequent Delivery Date" shall mean each of the dates scheduled for a Delivery Date Closing pursuant to a Delivery Date Notice occurring following the Initial Delivery Date.

         "Subsequent Delivery Date Closing" shall mean the Delivery Date Closing relating to a Subsequent Delivery Date.

         "Subsequent Delivery Date Notice" shall mean a Delivery Date Notice relating to a Subsequent Delivery Date.

         "Subsidiary" shall mean (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (c) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. Unless the context otherwise clearly requires, references in the Guaranty or the Participation Agreement to a "Subsidiary" or the "Subsidiaries" refer to a Subsidiary or the Subsidiaries of the Guarantor or the Lessee, as the case may be.

         "Syndication Agent" shall mean ABN AMRO Bank N.V.

         "Termination Date" shall mean the date the Lease Term, including any Renewal Term, ends with respect to the Equipment pursuant to (a) Article VIII of the Lease relating to termination as a result of an Event of Default, (b)
Article X of the Lease relating to early termination, or (c) Section 11.1 of the Lease relating to the exercise of the Lessee Purchase Option or Sale Option.

         "Total Capitalization" shall mean, at any date, the sum of Consolidated Indebtedness and Net Worth and the outstanding principal amount of the Debentures at such date.

         "Total Commitment" shall mean $200,000,000.

         "Transaction Costs" shall mean, without duplication,

                           (i) the Commitment Fee;

                           (ii) a fee in respect of legal fees of Winston &
                  Strawn reasonably incurred on behalf of Administrative Agent in connection with the negotiation, execution and delivery of the Operative Agreements, and the transactions contemplated thereby, and the reasonable out-of-pocket expenses of Winston & Strawn in connection with the foregoing;

                           (iii) the fees and expenses of the Appraiser;

                           (iv) the Arrangement Fee;

                           (v) the Agency Fee;

                           (vi) the upfront participation fee payable to the
                  Lessors; and

                           (vii) all costs of lien searches and perfection of a
                  first priority security interest in the Collateral.

         "Transferree" shall have the meaning provided in Section 13.10 of the Lease.

         "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

         "Variable Rent" shall mean, with respect to each Rent Period occurring during the Base Period or any Renewal Term, an amount equal to interest accrued on the Lease Balance outstanding during such period at the Interest Rate.

         "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

         "Welfare Plan" shall mean, with respect to any Person, a "welfare plan" as such term is defined in section 3(1) of ERISA to which such Person or any Related Person to such Person may have any liability or contingent liability.

         "Wholly-Owned Subsidiary" as to any Person shall mean, a Subsidiary of which all issued and outstanding Capital Stock (excluding directors' qualifying shares) is directly or indirectly owned by such Person.